                                                                   Exhibit 4(26)

                               AGREEMENT OF LEASE



                                     between


                            RBM CHERRY ROAD PARTNERS

                                    Landlord



                                       and



                        HARRAH'S OPERATING COMPANY, INC.

                                     Tenant




                             Dated: October 25, 1999





                                    Premises:

                               Office Building #1
                                1023 Cherry Road
                            Memphis, Tennessee 38117

                                TABLE OF CONTENTS

                                                                            Page
REFERENCE PAGE................................................................ 6

ARTICLE I
GLOSSARY...................................................................... 7

ARTICLE II
DEMISE, PREMISES, TERM, RENT.................................................. 14

ARTICLE III
ESCALATION.................................................................... 17

ARTICLE IV
USE AND OCCUPANCY............................................................. 27

ARTICLE V
ALTERATIONS................................................................... 28

ARTICLE VI
REPAIRS....................................................................... 32

ARTICLE VII
CONNECTING CORRIDORS.......................................................... 34

ARTICLE VIII
REQUIREMENTS OF LAW........................................................... 35

ARTICLE IX
SUBORDINATION................................................................. 37

ARTICLE X
RULES AND REGULATIONS......................................................... 41

ARTICLE XI
INSURANCE, PROPERTY LOSS OR DAMAGE, REIMBURSEMENT............................. 41

ARTICLE XII
DESTRUCTION BY FIRE OR OTHER CAUSE............................................ 45

ARTICLE XIII
EMINENT DOMAIN................................................................ 47

ARTICLE XIV
ASSIGNMENT, SUBLETTING, MORTGAGE, ETC........................................ 48

ARTICLE XV
ACCESS TO PREMISES........................................................... 52

ARTICLE XVI
CERTIFICATE OF OCCUPANCY..................................................... 53

ARTICLE XVII
DEFAULT...................................................................... 54

ARTICLE XVIII
REMEDIES AND DAMAGES......................................................... 57

ARTICLE XIX
FEES AND EXPENSES............................................................ 60

ARTICLE XX
NO REPRESENTATIONS BY LANDLORD............................................... 61

ARTICLE XXI
END OF TERM.................................................................. 61

ARTICLE XXII
POSSESSION................................................................... 62

ARTICLE XXIII
NO WAIVER.................................................................... 62

ARTICLE XXIV
WAIVER OF TRIAL BY JURY...................................................... 63

ARTICLE XXV
INABILITY TO PERFORM......................................................... 64

ARTICLE XXVI
BILLS AND NOTICES............................................................ 64

ARTICLE XXVII
SERVICES AND EQUIPMENT....................................................... 65

ARTICLE XXVIII
[RESERVED]................................................................... 68

ARTICLE XXIX
[RESERVED]................................................................... 68

ARTICLE XXX
SIGNS........................................................................ 68

ARTICLE XXXI
BROKER....................................................................... 68

ARTICLE XXXII
INDEMNITY.................................................................... 69

ARTICLE XXXIII
[RESERVED]................................................................... 71

ARTICLE XXXIV
[RESERVED]................................................................... 71

ARTICLE XXXV
[RESERVED]................................................................... 71

ARTICLE XXXVI
COVENANT OF QUIET ENJOYMENT.................................................. 71

ARTICLE XXXVII
MISCELLANEOUS................................................................ 72

EXHIBITS:

Exhibit A   Legal Description................................................A-1
Exhibit B   Building and Building No. 2......................................B-1
Exhibit C   Rules and Regulations............................................C-1
Exhibit D   Cleaning Specifications..........................................D-1
Exhibit E   Rating Level Multiplier..........................................E-1
Exhibit F   [RESERVED].......................................................F-1
Exhibit G   Tenant Design and Construction Standards.........................G-1
Exhibit H   First American Subordination, Non-Disturbance and
                 Attornment Agreement........................................H-1
Exhibit I   Memphis and Shelby County Land Use
                 Control Board - Staff Report #16
                 Correspondence Item, Case No.: P.D.
                 93-322, L.U.C.B. Meeting October 14, 1999...................I-1

                               AGREEMENT OF LEASE


         AGREEMENT OF LEASE, made as of the 25th day of October, 1999, between RBM CHERRY ROAD PARTNERS, a Tennessee general partnership, or its assigns, having an address at 5810 Shelby Oaks Drive, Memphis, Tennessee 38134, as Landlord, and HARRAH'S OPERATING COMPANY, INC., a Delaware corporation, having an address at 1023 Cherry Road, Memphis, Tennessee 38117, as Tenant.

                                 REFERENCE PAGE

         In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease shall have the meanings set forth in this Reference Page.

         (1)      Premises:                     Floors one (1) through three (3)
                                                of the Building, shown hatched
                                                on the site plan attached hereto
                                                as Exhibit "B," excluding,
                                                however, any portions thereof
                                                which are defined as Common
                                                Area(s).

         (2)      Commencement Date:            October 25, 1999

         (3)      Fixed Expiration Date:        April 30, 2017

         (4)      Fixed Rent:                   (a) $1,183,180.00 per annum
                                                ($98,598.33 per month) from the
                                                Commencement Date through
                                                October 31, 2004;

                                                (b) $1,307,413.90 per annum
                                                ($108,951.15 per month) from
                                                November 1, 2004 through October
                                                31, 2009; and

                                                (c) $1,413,900.10 per annum
                                                ($117,825.00 per month) from
                                                November 1, 2009 through the
                                                Fixed Expiration Date, in each
                                                case, as adjusted pursuant to
                                                Section 2.6 of this Lease.

         (5)      Fixed Rent Adjustment
                  Factor:                       $19,928.00.

         (6)      Tenant's Share:               Fifty-two and one-tenth percent
                                                (52.1%).

         (7)      Base Tax Factor:              The Taxes applicable to the Real
                                                Property equal to $221,848.00.

         (8)      Base Operating Factor:        The Operating Expenses
                                                applicable to the Real Property
                                                equal to $583,835.00.

         (9)      Permitted Use:                Executive and administrative
                                                offices and operational
                                                activities related to data
                                                processing and information
                                                technology, and for no other use
                                                or purpose.

         (10)     Broker(s):                    CB Richard Ellis Memphis, LLC

         (11)     Security Deposit:             NONE

         (12)     Landlord's Contribution:      NONE

                              W I T N E S S E T H:

         The parties hereto, for themselves, their legal representatives, successors and assigns, hereby agree as follows:


                                    ARTICLE I

                                    GLOSSARY

         The following terms shall have the meanings indicated below:

         "Additional Rent" shall have the meaning set forth in Section 2.2.

         "Adjacent Property" shall mean the real property south of and adjacent to the Land, consisting of approximately nineteen and ninety-two-thousandths (19.092) acres, being purchased by Landlord at or about the date of this Lease, together with the improvements thereon. The Adjacent Property is described as Parcel I in the legal description attached hereto as Exhibit "A," and incorporated herein by reference.

         "Alterations" shall mean alterations, decorations, installations, repairs, improvements, additions, replacements or other physical changes in or about the Premises; provided, however, that the term "Alterations" shall exclude those made by Landlord, if any, in accordance with any provisions of this Lease in order to prepare the Premises for Tenant's initial occupancy.

         "Applicable Rate" shall mean the lesser of (x) three percentage points above the then current Base Rate, and (y) the maximum rate permitted by applicable law.

         "ASHRAE" shall mean the American Society of Heating, Refrigeration and Air-Conditioning Engineers.

         "Bankruptcy Code" shall mean 11 U.S.C. Section 101 ET SEQ., or any statute, federal or state, of similar nature and purpose.

         "Base Rate" shall mean the rate of interest publicly announced from time to time by Citibank, N.A., or its successor, as its "base rate" (or such other term as may be used by Citibank, N.A., from time to time, for the rate presently referred to as its "base rate").

         "Building" shall mean that certain three (3) story office building located on the Land and having an address of 1023 Cherry Road, Memphis, Tennessee 38117, and all of the equipment and other improvements and appurtenances related thereto of every kind and description now located or hereafter erected, constructed or placed upon the Land and any and all alterations, renewals, and replacements thereof, additions thereto and substitutions therefor. The Building is located as shown on Exhibit "B" attached hereto.

         "Building No. 2" shall mean that certain two (2) story office building located on the Land and having an address of 1023 Cherry Road, Memphis, Tennessee 38117, and all of the equipment and other improvements and appurtenances related thereto of every kind and description now located or hereafter erected, constructed or placed upon the Land and any and all alterations, renewals, and replacements thereof, additions thereto and substitutions therefor. Building No. 2 is located as shown on Exhibit "B" attached hereto.

         "Building Standard Condition" shall mean the condition of the Building as of the date of this Lease (reasonable wear and tear excepted), plus any Alterations approved by Landlord, except to the extent Landlord's approval is conditioned upon Tenant's removal of the approved Alteration prior to the Expiration Date.

         "Building Systems" shall mean the base building mechanical, electrical, sanitary, heating, air conditioning, ventilating, elevator, plumbing, life-safety and other service systems of the Building but shall not include the Security System or installations made by Tenant after the date of this Lease. For purposes of calculating Operating Expenses, the term "Building Systems" shall include the base building mechanical, electrical, sanitary, heating, air conditioning, ventilating, elevator, plumbing, life-safety and other service systems of Building No. 2, but shall not include the Security System or installations made by Tenant after the date of this Lease.

         "Business Days" shall mean all days, excluding Saturdays, Sundays and all days observed as holidays by the State of Tennessee or the federal government.

         "Common Area" shall mean any and all portions of the Land and the improvements thereon not part of the Building or Building No. 2. Common Area includes all landscaping, fountains and related water works, walkways, sidewalks, parking lots, parking garages, parking decks, loading platforms, driveways, trash removal facilities, mechanical, electrical and utility rooms and service areas on the Land, regardless of whether they are part of the Building or Building No. 2.

         "Control" shall have the meaning set forth in Section 14.2.

         "Deficiency" shall have the meaning set forth in Section 18.2.

         "Escalation Rent" shall mean payments required to be made by Tenant pursuant to Article 3.

         "Event of Default" shall have the meaning set forth in Section 17.1.

         "Expiration Date" shall mean the Fixed Expiration Date or such earlier or later date on which the Term sooner or later ends pursuant to any of the terms, conditions or covenants of this Lease (including, but not limited to, the terms and provisions of Section 2.7 hereof) or pursuant to law.

         "Fixed Rent Adjustment Factor" shall have the meaning set out on the Reference Page.

         "Government Authority (Authorities)" shall mean the United States of America, the State of Tennessee, the County of Shelby, the City of Memphis, any political subdivision thereof and any agency, department, commission, board, bureau or instrumentality of any of the foregoing, now existing or hereafter created, having jurisdiction over the Real Property or any portion thereof.

         "HVAC" shall mean heat, ventilation and air conditioning.

         "HVAC System" shall mean the Building Systems providing HVAC.

         "Hazardous Materials" shall have the meaning set forth in Section 8.2.

         "HET" shall mean Harrah's Entertainment, Inc., a Delaware corporation, and any affiliated or related company or subsidiary whose financial information is required by GAAP to be reported on Harrah's Entertainment Company, Inc.'s consolidated financial statements.

         "Land" shall mean the land containing approximately six and four hundred five-thousandths (6.405) acres of real estate located in Shelby County, Tennessee, and more particularly described as Parcel II in Exhibit "A."

         "Landlord" on the date as of which this Lease is made, shall mean RBM Venture Company, but thereafter, "Landlord" shall mean only the fee owner of the Real Property.

         "Landlord Indemnitees" shall mean Landlord, its trustees, partners, shareholders, officers, directors, employees, agents and contractors and the Manager (and the partners, shareholders, officers, directors and employees of Landlord's agents and contractors and of the Manager).

         "Landlord's Operating Statement" shall mean a statement containing a computation of Escalation Rent due pursuant to the provisions of Section 3.3 furnished by Landlord to Tenant.

         "Landlord's Statement" shall mean either a Landlord's Operating Statement or a Landlord's Tax Statement.

         "Landlord's Tax Statement" shall mean a statement containing a computation of Escalation Rent due pursuant to the provisions of Section 3.2 furnished by Landlord to Tenant.

         "Leveraged Transaction" shall mean any transaction entered into by HET whereby HET (a) uses debt or a financing source having characteristics of debt to complete the transaction, or (b) as a result of the transaction, HET assumes or becomes liable for debt or other obligations characteristic of debt which were originally the obligations of the other party(ies) to the transaction.

         "Manager" shall mean any person or entity with which Landlord from time to time contracts for the management of the Building and/or Building No. 2.

         "Mortgage(s)" shall mean any trust deed, trust indenture or mortgage which may now or hereafter affect the Real Property, the Building, and all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder.

         "Mortgagee(s)" shall mean any trustee under or mortgagee or holder of a Mortgage.

         "Notice(s)" shall have the meaning set forth in Section 26.1.

         "Office Use" shall mean those uses which are included in the computation of Office Square Footage as such term is used in the Restrictive Covenants.

         "Operating Expenses" shall have the meaning set forth in Section 3.1.

         "Operating Hours" shall mean 7:00 a.m. to 7:00 p.m. on Business Days.

         "Operating Year" shall mean each calendar year that includes any part of the Term.

         "Parties" shall have the meaning set forth in Section 37.2.

         "Person or Person(s)" shall mean any natural person or persons, a partnership, a corporation, a limited liability company, a limited liability partnership and any other form of business or legal association or entity.

         "Persons Within Landlord's Control" shall mean and include Landlord, all of Landlord's respective principals, officers, agents, contractors, servants, employees, licensees and invitees.

         "Persons Within Tenant's Control" shall mean and include Tenant, all of Tenant's respective principals, officers, agents, contractors, servants, employees, licensees and invitees.

         "Rating Level Multiplier" shall have the meaning set out in Exhibit "E" hereto.

         "Real Property" shall mean the Building, Building No. 2 and the Land.

         "Rental" shall mean and be deemed to include Fixed Rent, Additional Rent and any other sums payable by Tenant hereunder.

         "Requirements" shall mean (i) all present and future laws, rules, ordinances, regulations, statutes, requirements, codes and executive orders, extraordinary as well as ordinary, retroactive and prospective, of all Governmental Authorities now existing or hereafter created, and of any applicable fire rating bureau, or other body exercising similar functions, affecting the Real Property, or any street, avenue or sidewalk comprising a part or in front thereof or any vault in or under the same, or requiring removal of any encroachment, or affecting the maintenance, use or occupation of the Real Property, (ii) all requirements, obligations and conditions of all instruments of record on the date of this Lease including, without limitation, the Restrictive Covenants, and (iii) all requirements, obligations and conditions imposed by the carrier of Landlord's hazard insurance policy for the Building.

         "Restrictive Covenants" shall mean Final Plat P.D. 93-322, Phase I Harrah's Corporate Headquarters P.D., recorded at Plat Book 155, Page 8, in the Register's Office of Shelby County, Tennessee, as amended in accordance with the decision of the Memphis and Shelby County Land Use Control Board on October 14, 1999, pursuant to Staff Report #16 Correspondence Item, a copy of which is attached hereto as Exhibit "I"; and Agreement dated January 26, 1984 between Audubon Park Community Association and Holiday Inns, Inc. recorded at Instrument No. U9-9849, as amended at Instrument Nos. V8-8105 and BE 1706, in said Register's Office, for so long as said Agreement remains in effect.

         "Rules and Regulations" shall mean the rules and regulations annexed hereto as Exhibit "C," and such other and further reasonable rules and regulations as Landlord and Landlord's agents may from time to time adopt, on notice to Tenant to be given in accordance with the terms of this Lease.

         "Security System" shall mean the keypad security system in use in the Building and Building No. 2 and located at various locations on the Real Property at the date of this Lease as modified from time to time.

         "Sublease Additional Rent" shall have the meaning set forth in Section 14.4.

         "Taxes" shall have the meaning set forth in Section 3.1.

         "Tax Year" shall mean each period of twelve (12) months, commencing on the first day of January of each year, that includes any part of the Term, or such other period of twelve (12) months as may be duly adopted as the fiscal year for real estate tax purposes by the City of Memphis, and Shelby County.

         "Tenant," on the date as of which this Lease is made, shall mean the Tenant named in this Lease, but thereafter "Tenant" shall mean only the tenant under this Lease at the time in question; provided, however, that the Tenant named in this Lease and any successor tenant hereunder shall not be released from liability hereunder in the event of any assignment of this Lease.

         "Tenant Indemnitees" shall mean Tenant, its trustees, partners, shareholders, officers, directors, employees, agents and contractors.

         "Tenant's Operating Payment" shall have the meaning set forth in
Section 3.3.

         "Tenant's Projected Operating Share" shall have the meaning set forth in Section 3.3.

         "Tenant's Property" shall mean Tenant's movable fixtures and movable partitions, and other equipment, furniture, furnishings and other movable items of personal property, but excluding all FF&E acquired by Landlord under that certain Purchase and Sale Agreement by and between Tenant, as seller, and Landlord, as purchaser, dated September 15, 1999 (the term "FF&E" as used in this Lease shall have the meaning ascribed thereto in the aforedescribed Purchase Agreement).

         "Tenant's Tax Payment" shall have the meaning set forth in Section 3.2.

         "Term" shall mean the period from the Commencement Date through the Expiration Date.

         "Unavoidable Delays" shall have the meaning set forth in Article 25.

                                   ARTICLE II

                          DEMISE, PREMISES, TERM, RENT

         Section 2.1. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term to commence on the Commencement Date and to end on the Fixed Expiration Date, unless earlier terminated or extended as provided herein.

         Section 2.2. Commencing upon the Commencement Date, Tenant shall pay to Landlord, in lawful money of the United States of America, without notice or demand, by good and sufficient check drawn to Landlord's order on a bank or trust company with an office in the United States of America, at the office of Landlord or at such other place as Landlord may designate from time to time, the following:

                  (a) the Fixed Rent, at the annual fixed rental rate set forth in the Reference Page, which shall be payable in equal monthly installments of Fixed Rent in advance on the first day of each and every calendar month during the Term, except that the first monthly installment of Fixed Rent shall be payable by Tenant upon execution and delivery of this Lease; and

                  (b) additional rent ("Additional Rent") consisting of all other sums of money (including, without limitation, Escalation Rent) as shall become due from and be payable by Tenant hereunder (for default in the payment of which Landlord shall have the same remedies as for a default in the payment of Fixed Rent).

         Section 2.3. If the Commencement Date is other than the first day of a calendar month, or the Expiration Date is other than the last Day of a calendar month, Rental for such month shall be prorated on a per diem basis.

         Section 2.4. [RESERVED]

         Section 2.5. Tenant shall pay the Fixed Rent and Additional Rent when due without abatement, deduction, counterclaim, setoff or defense for any reason whatsoever, except said abatement as may be occasioned by the occurrence of any event permitting an abatement of Fixed Rent and Escalation Rent as specifically set forth in this Lease.

         Section 2.6 Notwithstanding anything to the contrary set forth in this Lease, in the event that HET's corporate credit rating issued by Standard & Poor's falls below "BBB" [ignoring for purposes hereof pluses (+) and minuses (-) included in such ratings] as a result of one or more Leveraged Transactions, then for such period of time as such rating remains below "BBB," Fixed Rent per annum shall be increased by an amount equal to the product of the Fixed Rent Adjustment Factor multiplied by the Rating Level Multiplier (and Fixed Rent per month shall be adjusted commensurately). Changes in the Fixed Rent resulting from increases or decreases in HET's Corporate Credit Rating shall become effective as of the official change date of the Standard & Poor's rating, and the adjustments in Fixed Rent shall be prorated to take into account the number of days in the month during which such rating was at each level. In no event shall the Fixed Rent be adjusted to an amount less than that set out in the Reference Page of this Lease.

         Section 2.7. Provided Tenant is not in default under this Lease at the time the option may be exercised, Landlord grants Tenant the option to renew this Lease with respect to all of the Premises for two (2) additional terms of five (5) years each. Each option shall be exercised by Tenant delivering written notice to Landlord at least six (6) months prior to the Fixed Expiration Date, as extended by any previously exercised option.

         (a) The renewal rental rates for each option period shall be the Market Rental Rate (as hereinafter defined)(such rate being hereinafter referred to as the "Renewal Rental Rate"). The Market Rental Rate is the rental rate then being charged by landlords (including Landlord) in the Memphis area on new leases to tenants of a similar credit quality to Tenant for space of similar quality and size as the Premises, taking into account, all relevant factors, including without limitation, age, extent and quality of tenant improvements, leasing commissions, length of term, amenities of the Building and the Real Property and the location and/or floor height and definition of usable area, reasonable projections of Fixed Rent, Additional Rent, Escalation Rent and allowances or concessions that have been granted such as abatements, lease assumptions and leasehold improvement and moving allowances.

         (b) Within ten (10) days after Tenant's exercise of each of the options to renew, Landlord shall notify Tenant in writing of the Renewal Rental Rate for that renewal period as determined by the above formula. Tenant shall have ten
(10) days from the receipt of Landlord's notice to either accept or dispute Landlord's determination of the Renewal Rental Rate. In the event that Tenant disputes Landlord's determination, Tenant shall so notify Landlord and advise Landlord of Tenant's determination of the Renewal Rental Rate for the option period as determined by the above formula. If Landlord and Tenant cannot agree upon the Renewal Rental Rate within thirty (30) days of Tenant's original notice of its intent to exercise its renewal option, the following "Dispute Resolution Mechanisms" shall be utilized:

         (c) The parties, within ten (10) days thereafter, shall each select an MAI-certified commercial real estate appraiser with a minimum of ten (10) years experience in the Memphis market (each party to pay the cost of the appraiser selected by it). Each appraiser, within thirty (30) days after selection, shall present to the other their determination of the Market Rental Rate. If the Market Rental Rates determined by each appraiser are within ten percent (10%) of each other, then the Renewal Rental Rate for the option period shall be the average of the two (2) Market Rental Rates as determined by the parties' appraisers. If the appraisers' determinations are greater than ten percent (10%) apart, then the appraisers shall jointly select, within ten (10) days thereafter, a third MAI-certified commercial real estate appraiser with a minimum of ten (10) years experience in the Memphis market, with the cost of the third appraiser to be divided equally between Landlord and Tenant. Within thirty
(30) days after appointment, the third appraiser shall announce his/her determination of the Market Rental Rate. The Renewal Rental Rate shall be equal to the average of the Market Rental Rate determined by the two appraisers whose determinations are numerically closest to each other (disregarding the determination of the appraiser whose determination is further apart from either of the others). Notwithstanding the foregoing, in the event that the third appraiser's determination is exactly in the middle of the first two appraisers' determinations, then the third appraiser's determination shall be the Renewal Rental Rate.

         (d) Landlord and Tenant shall execute an amendment to this Lease within sixty (60) days after the determination of the Renewal Rental Rate, which amendment shall set forth the extended Term and all other terms and conditions applicable to the renewal period, and shall establish the Renewal Rental Rate as the annual Fixed Rent for the renewal period.

         (e) Except for the Renewal Rental Rate as set forth above, this Lease, and all of the terms and conditions hereof, shall remain in full force and effect throughout the entire renewal term.

                                   ARTICLE III

                                   ESCALATION

         Section 3.1. For the purposes of this Article 3, the following terms shall have the meanings set forth below:

                  (a) "Operating Expenses" shall mean the aggregate of all costs, expenses and disbursements (and taxes thereon, if any), of every kind and nature, paid or incurred by Landlord or on behalf of Landlord with respect to the ownership, operation, cleaning, repair, safety, replacement, management, security and maintenance of the Real Property, including the Building Systems and Common Areas, and with respect to the services provided to tenants, including, without limitation: (i) salaries, wages and bonuses paid to, and the cost of any hospitalization, medical, surgical, union and general welfare benefits (including group life insurance), any pension, retirement or life insurance plans and other benefits or similar expenses relating to employees of Landlord and/or of Manager (on and off-site) engaged in the operation, cleaning, repair, safety, replacement, management, security or maintenance of the Real Property and the Building Systems or in providing services to tenants; (ii) social security, unemployment and other payroll taxes, the cost of providing disability and worker's compensation coverage imposed by any Requirement, union contract or otherwise with respect to said employees; (iii) the cost of gas, oil, steam, water, sewer rental, HVAC, water treatment, and other utilities furnished to the Building and Building No. 2 and utility taxes; (iv) the expenses incurred for casualty, rent, liability, fidelity, plate glass and any other insurance; (v) the cost of repairs, maintenance and painting, including the cost of acquiring or renting all supplies, tools, materials and equipment used in operating or repairing the Building and Building No. 2 including, without limitation, their roofs; (vi) expenditures, whether by purchase or lease, for capital improvements and capital equipment (except for roof replacement and repairs to structural components of the Building or Building No. 2 which were not necessitated by the acts or omissions of Tenant) to the extent (but only to the extent) that such capital expenditures reduce or result in savings in Operating Expenses, the amortized cost of such capital expenditures (or portion thereof resulting in reduction or savings in Operating Expenses) to be included in Operating Expenses for the Operating Year in which such costs are incurred and every subsequent Operating Year, amortized on a straight-line basis over the accounting life of the capital improvement, with interest calculated at a per annum rate equal to eight percent (8%); (vii) operation, repair and replacement of building management systems; (viii) the cost or rental of all supplies, tools, materials and equipment; (ix) the cost of uniforms, work clothes and dry cleaning; (x) the cost of window cleaning, repair, resealing and replacement, janitorial, pest control, concierge, guard, watchman or other security personnel, service or system, fire extinguishers and sprinklers, power generators, fences and electronic/motorized gates, if any; (xi) management fees and expenses;
         (xii) charges of independent contractors performing work included within this definition of Operating Expenses; (xiii) telephone and stationery costs; (xiv) legal, accounting and other professional fees and disbursements incurred in connection with the operation and management of the Real Property; (xv) association fees and dues; (xvi) the cost of seasonal decorations; (xvii) depreciation of hand tools and other movable equipment used in the operation, cleaning, repair, safety, management, security or maintenance of the Building and Building No. 2; (xviii) exterior and interior landscaping, irrigation and tree care; (xix) all electrical costs incurred in the operation of the Real Property; (xx) striping, re-striping, sweeping and repairing parking areas and garages; and (xxi) waste removal.

         Provided, however, that the foregoing costs and expenses shall exclude or have deducted from them, as the case may be:

                           (1) amounts received by Landlord through proceeds of
                  insurance to the extent they are compensation for sums previously included in Operating Expenses;

                           (2) cost of repairs or replacements incurred by
                  reason of fire or other casualty or condemnation to the extent Landlord is compensated therefor;

                           (3) Taxes; and

                           (4) leasing commissions, rental concessions and lease
                  buy-outs.

         If Landlord leases any item of capital equipment that would otherwise be included in Operating Expenses, then the rentals and other costs paid with respect to such leasing shall be included in Operating Expenses for the Operating Years in which such rentals and costs are incurred.

         Notwithstanding anything to the contrary set forth herein, if the Building and Building No. 2 are not fully occupied during any calendar year of the Term, Operating Expenses shall be determined as if the Building and Building No. 2 had been fully occupied during such year, by adding to actual Operating Expenses an amount equal to those costs which would have been incurred if the Building and Building No. 2 had been fully occupied. For the purposes of this Lease, "fully occupied" shall mean occupancy of ninety-five percent (95%) of the usable square feet in the Building and Building No. 2 with Landlord providing all services.

         Notwithstanding anything to the contrary set forth herein, in the event that (a) utilities serving the Real Property are not separately metered or (b) any maintenance of the Real Property is covered by a contract which also covers the Adjacent Property or any portion thereof, then the Landlord shall make a fair and equitable allocation of the costs between the Real Property and the Adjacent Property receiving utility service and/or being covered by the maintenance contracts, and such fair and equitable amount shall be included in Operating Expenses under this Lease.

                  (b) "Taxes" shall mean the aggregate amount of real estate taxes and any general or special assessments (exclusive of penalties and interest thereon) imposed upon the Real Property (including, without limitation, (i) assessments made upon or with respect to any "air" and "development" rights now or hereafter appurtenant to or affecting the Real Property, (ii) any fee, tax or charge imposed by any Government Authority for any vaults, vault space or other space within or outside the boundaries of the Real Property,
         (iii) any assessments levied after the date of this Lease for public benefits to the Real Property or the Building or Building No. 2); and
         (iv) franchise taxes; provided that if, because of any change in the taxation of real estate, any other tax or assessment, however denominated (including, without limitation, any profit, sales, use, occupancy, gross receipts or rental tax) is imposed upon Landlord or the owner of the Real Property or the Building or Building No. 2, or the occupancy, rents or income therefrom, in substitution for any of the foregoing Taxes or for an increase in any of the foregoing Taxes, such other tax or assessment shall be deemed part of Taxes computed as if Landlord's sole asset were the Real Property. With respect to any Tax Year, all expenses, including attorneys' fees and disbursements and experts' and other witnesses' fees, incurred in contesting the validity or amount of any Taxes or in obtaining a refund of Taxes shall be considered as part of the Taxes for such Tax Year. Anything contained herein to the contrary notwithstanding, Taxes shall not be deemed to include (a) any federal taxes on Landlord's income, (b) estate or inheritance taxes, or (c) any similar taxes imposed on Landlord, unless such taxes are levied, assessed or imposed as a substitute for the whole or any part of, or as a substitute for an increase in, the taxes, assessments, levies, fees, charges and impositions that now constitute Taxes. In the event that the Real Property and the Adjacent Property are assessed together for ad valorem taxes, then for so long as there are no additions or expansions which result in increase in size of the exterior walls of the buildings on the Real Property or Adjacent Property, no additional buildings constructed on the Real Property or Adjacent Property, and no additional parking facilities or structures constructed on the Real Property or Adjacent Property (collectively, the "Additional Taxable Improvements"), the parties stipulate and agree that eighty-nine percent (89%) of the ad valorem real estate taxes imposed on the Real Property and Adjacent Property shall be "Taxes" within the meaning of this Lease, attributable to the Real Property. Upon the construction of Additional Taxable Improvements on the Real Property or Adjacent Property (provided that they are assessed together), the parties shall make an equitable adjustment to the foregoing stipulated percentage to account for any increase in assessment resulting from such Additional Taxable Improvements.

         Section 3.2. (a) Tenant shall pay as Escalation Rent for each Tax Year, an amount ("Tenant's Tax Payment") equal to Tenant's Share of the amount by which the Taxes for such Tax Year are greater than the Base Tax Factor. Tenant's Tax Payment shall be payable by Tenant to Landlord in twelve (12) equal monthly installments (subject to the further provisions of this Section 3.2), the first of which shall be due within ten (10) days after receipt of a Landlord's Tax Statement, regardless of whether such Landlord's Tax Statement is received prior to, on or after the first day of such Tax Year and the remaining installments shall be due on the first day of each month thereafter. If there is any increase in Taxes for any Tax Year, whether during or after such Tax Year, or if there is any decrease in the Taxes for any Tax Year during such Tax Year, Landlord shall furnish a revised Landlord's Tax Statement for any Tax Year affected, and Tenant's Tax Payment for such Tax Year shall be adjusted and, (a) within ten
(10) days after Tenant's receipt of such revised Landlord's Tax Statement, Tenant shall (with respect to any increase in Taxes for such Tax Year) pay the appropriate increase in Tenant's Tax Payment to Landlord, or (b) (with respect to any decrease in Taxes for such Tax Year) Landlord shall promptly, at its election, either credit such decrease in Tenant's Tax Payment against the next installment of Rental payable by Tenant or refund the amount of such decrease by check to the order of Tenant or, if at the end of the Term, there shall not be any further installments of Rental remaining against which Landlord can credit any decrease in Taxes due Tenant, Landlord shall deliver to Tenant Landlord's check in the amount of the refund due Tenant within thirty (30) days after Landlord's receipt of any refund. If, during the Term, Taxes are required to be paid (either to the appropriate taxing authorities or as tax escrow payments to the Lessor or the Mortgagee), in full or in quarterly or other installments on any other date or dates than as presently required, then Tenant's Tax Payments shall be correspondingly accelerated or revised so that Tenant's Tax Payments are due at least thirty (30) days prior to the date payments are due to the taxing authorities, the Lessor or the Mortgagee. The benefit of any discount for any early payment or prepayment of Taxes shall accrue solely to the benefit of Landlord and Taxes shall be computed without subtracting such discount.

         (b) (i) Except as provided in Section 3.2(b)(ii) below, only Landlord shall be eligible to institute tax reduction or other proceedings to reduce Taxes. If, after a Landlord's Tax Statement has been sent to Tenant, a refund of Taxes is actually received by or on behalf of Landlord, then, promptly after receipt of such refund, Landlord shall send Tenant a Landlord's Tax Statement adjusting the Taxes for such Tax Year (taking into account Landlord's expenses therefor) and setting forth Tenant's Share of such refund, and Tenant shall be entitled to receive such amount by way of a credit against the Escalation Rent; provided, however, that Tenant's Share of such refund shall be limited to the amount of Tenant's Tax Payment, if any, which Tenant had theretofore paid to Landlord attributable to increases in Taxes for the Tax Year to which the refund is applicable.

                  (ii) In the event Landlord does not contest any increase in ad valorem Taxes applicable to the Real Property, Tenant, at its sole cost and expense, shall have the right to contest any such increase and shall keep Landlord informed of the steps being taken. Landlord agrees to fully cooperate with Tenant in prosecuting any appeal taken by Tenant as a result of such increase, at no cost or expense to Landlord. During the pendency of any such contest, Tenant shall take all actions required to prevent the execution/enforcement by the taxing authorities of any rights against Landlord and/or the Real Property. All Escalation Rent charged by Landlord shall be paid by Tenant during the pendency of any such action. If, after a Landlord's Tax Statement has been sent to Tenant, a refund of Taxes is actually received as a result of a contest made by Tenant, then, promptly after receipt of such refund, Landlord shall send Tenant a Landlord's Tax Statement adjusting the Taxes for such Tax Year and setting forth Tenant's Share of such refund, and Tenant shall be entitled to receive such amount by way of a credit against the Escalation Rent; provided, however, that Tenant's Share of such refund shall be limited to the amount of Tenant's Tax Payment, if any, which Tenant had theretofore paid to Landlord attributable to increases in Taxes for the Tax Year to which the refund is applicable.

         (c) Tenant's Tax Payment and any credits with respect thereto as provided in this Section 3.2 shall be made as provided in this Section 3.2 regardless of the fact that Tenant may be exempt, in whole or in part, from the payment of any taxes by reason of Tenant's tax exempt status or for any other reason whatsoever.

         (d) Tenant shall pay to Landlord within thirty (30) days after demand as Additional Rent any occupancy tax or rent tax now in effect or hereafter enacted, if payable by Landlord in the first instance or hereafter required to be paid by Landlord.

         (e) Each Landlord's Tax Statement furnished by Landlord with respect to Tenant's Tax Payment shall be accompanied by a copy of the real estate tax bill or bills for the Tax Year referred to therein, but Landlord shall have no obligation to deliver more than one such copy of the real estate tax bill or bills in respect of any Tax Year, and Landlord's failure to deliver such copy shall not affect Tenant's obligations as to amount or due date(s) thereof.

         (f) If the Base Tax Factor subsequently shall be adjusted, corrected or reduced whether as the result of protest, by means of agreement or as the result of legal proceedings, the Base Tax Factor for the purpose of computing any Additional Rent Payable pursuant to this Article shall be the Base Tax Factor as so adjusted, corrected or reduced. Until the Base Tax is so adjusted, corrected or reduced, if ever, Tenant shall pay Additional Rent hereunder based upon the unadjusted, uncorrected or unreduced Base Tax Factor and upon such adjustment, correction or reduction occurring, any Additional Rent payable by Tenant prior to the date of such occurrence shall be recomputed and Tenant shall pay to Landlord any Escalation Rent found due by such recomputation within thirty (30) days after being billed therefor (which bill shall set forth in reasonable detail the pertinent data causing and comprising such recomputation).

         (g) If the Commencement Date or the Expiration Date occurs on a date other than January 1 or December 31, respectively, any Tenant's Tax Payment under this Article 3 for the Tax Year in which such Commencement Date or Expiration Date occurs shall be apportioned in that percentage which the number of days in the period from the Commencement Date to December 31 or from January 1 to the Expiration Date, as the case may be, both inclusive, bears to the total number of days in such Tax Year. If the Commencement Date or the Expiration Date occurs on a date other than January 1 or December 31, respectively, any Tenant's Operating Payment under this Article 3 for the Operating Year in which such Commencement Date or Expiration Date occurs shall be apportioned in that percentage which the number of days in the period from the Commencement Date to December 31 or from January 1 to the Expiration Date, as the case may be, both inclusive, bears to the total number of days in such Operating Year. In the event of a termination of this Lease, any Escalation Rent under this Article 3 shall be paid or adjusted within thirty (30) days after submission of a Landlord's Statement. The rights and obligations of Landlord and Tenant under the provisions of Article 3 with respect to any Escalation Rent shall survive for a period of six (6) months after the end of the calendar year in which the Expiration Date falls.

         Section 3.3. (a) Tenant shall pay as Escalation Rent for each Operating Year an amount ("Tenant's Operating Payment") equal to Tenant's Share of the amount by which Operating Expenses for such Operating Year are greater than the Base Operating Factor.

         (b) Landlord shall furnish to Tenant, with respect to each Operating Year, a Landlord's Operating Statement setting forth Landlord's estimate of Tenant's Operating Payment for such Operating Year ("Tenant's Projected Operating Share"). Tenant shall pay to Landlord on the first day of each month during such Operating Year, as Escalation Rent, an amount equal to one-twelfth (1/12) of Tenant's Projected Operating Share for such Operating Year. If, however, Landlord furnishes any such Landlord's Operating Statement for an Operating Year subsequent to the commencement of such Operating Year, then (a) until the first day of the month following the month in which such Landlord's Operating Statement is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 3.3 in respect of the last month of the preceding Operating Year; (b) after such Landlord's Operating Statement is furnished to Tenant or together therewith, Landlord shall give notice to Tenant stating whether the installments of Tenant's Projected Operating Share previously made for such Operating Year were greater or less than the installments of Tenant's Projected Operating Share to be made for such Operating Year in accordance with such estimate, and (i) if there is a deficiency, Tenant shall pay the amount thereof within thirty (30) days after demand therefor, or (ii) if there was an overpayment, Landlord shall credit the amount thereof against subsequent payments of Rental or, if at the end of the Term there shall not be any further installments of Rental remaining against which Landlord can credit any such overpayment due Tenant, Landlord shall deliver to Tenant Landlord's check in the amount of the refund due Tenant within thirty (30) days after Tenant shall first be entitled to a credit for the overpayment of Operating Expenses; and (c) on the first day of the month following the month in which such Landlord's Operating Statement is furnished to Tenant, and monthly thereafter throughout the remainder of such Operating Year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12) of Tenant's Projected Operating Share shown in such

Landlord's Operating Statement. Landlord shall furnish to Tenant a revised Landlord's Operating Statement with a new estimate of Tenant's Projected Operating Share for such Operating Year and, in such case, Tenant's Projected Operating Share for such Operating Year shall be adjusted and paid or credited, as the case may be, substantially in the same manner as provided in the preceding sentence.

         (c) After the end of each Operating Year, Landlord shall furnish to Tenant a Landlord's Operating Statement for such Operating Year. Each such year-end Landlord's Operating Statement shall be accompanied by a computation of Operating Expenses prepared by the Manager or a certified public accountant designated by Landlord from which Landlord shall make the computation of Escalation Rent due in respect of Operating Expenses hereunder. In making computations of Operating Expenses, the certified public accountant or the Manager may rely on Landlord's reasonable estimates and allocations whenever said estimates and allocations are needed for this Article 3. If the Landlord's Operating Statement shows that the sums paid by Tenant under Section 3.3(B) exceeded Tenant's Operating Payments required to be paid by Tenant for such Operating Year, Landlord shall credit the amount of such excess against subsequent payments of Rental or, if at the end of the Term there shall not be any further installments of Rental remaining against which Landlord can credit any such overpayments due Tenant, Landlord shall promptly deliver to Tenant Landlord's check in the amount of the refund due Tenant within thirty (30) days after Tenant shall first be entitled to a credit for the overpayment of Operating Expenses; and if the Landlord's Operating Statement for such Operating Year shows that the sums so paid by Tenant were less than Tenant's Operating Payment due for such Operating Year, Tenant shall pay the amount of such deficiency within thirty (30) days after demand therefor.

         (d) In addition, Tenant shall pay to the appropriate taxing authority, as and when due, any and all taxes due with respect to Tenant's personal property and/or leasehold interest in the Premises.

         Section 3.4. Landlord's failure to render any Landlord's Statement with respect to any Tax Year or Operating Year shall not prejudice Landlord's right thereafter to render a Landlord's Statement with respect thereto or with respect to any subsequent Tax Year or Operating Year, as the case may be, nor shall the rendering of a Landlord's Statement prejudice Landlord's right thereafter to render a corrected Landlord's Statement for that Tax Year or Operating Year.

         Section 3.5. Any Landlord's Statement sent to Tenant shall be conclusively binding upon Tenant unless, within thirty (30) days after such Landlord's Statement is sent, Tenant shall send a written notice to Landlord objecting to such Landlord's Statement and specifying, to the extent reasonably practicable, the respects in which such Landlord's Statement is disputed. If Tenant shall send such notice with respect to a Landlord's Statement, Tenant may select and pay an independent certified public accountant or a member of an independent firm which is engaged in the business of auditing lease escalation clauses (an "Approved Examiner") provided that such Approved Examiner is not and has not during the Term been affiliated with, a shareholder in, an officer, director, partner, or employee of, any Manager during the Term or the Manager named in this Lease, and such Approved Examiner may examine Landlord's books and records relating solely to disputed aspects of the Operating Expenses to determine the accuracy of Landlord's Operating Statement. Tenant recognizes the confidential nature of Landlord's books and records, and agrees that any information obtained by an Approved Examiner during any examination shall be maintained in strict confidence by such Approved Examiner, without revealing same to any Person except Tenant. If, after such examination, such Approved Examiner shall dispute such Landlord's Operating Statement, either party may refer the decision of the issues raised to a reputable independent firm of certified public accountants, selected by Landlord and approved by Tenant, which approval shall not be unreasonably withheld or delayed, and the decision of such accountants shall be conclusively binding upon the parties. The fees and expenses involved in resolving such dispute shall be borne by Tenant, unless the final determination is that Landlord's Statement overstated Operating Expenses by more than five percent (5%), in which case Landlord shall pay the reasonable fees and expenses involved in resolving the dispute. Notwithstanding the giving of such notice by Tenant, and pending the resolution of any such dispute, Tenant shall pay to Landlord when due the amount shown on any such Landlord's Statement, as provided in this Article 3. Tenant shall pay the amount of any underpayment to Landlord and Landlord shall refund the amount of any overpayment to Tenant, within thirty (30) days after resolution of such dispute (and if Landlord fails to refund such overpayment to Tenant, Tenant shall be entitled to offset the same against future payments of Additional Rent).

                                   ARTICLE IV

                                USE AND OCCUPANCY

         Section 4.1. Tenant shall use and occupy the Premises for the Permitted Use and for no other purpose. Tenant and Tenant's use of the Premises shall comply in all respects with the Restrictive Covenants; and Tenant shall indemnify Landlord against any loss, cost or damage (including costs of defense and reasonable attorney fees) arising as a result of the failure of the Tenant or Tenant's use of the Premises to so comply. Tenant covenants and agrees that in no event and under no circumstances shall the Office Use within the Building exceed forty-six thousand seven hundred sixty-three (46,763) square feet unless Landlord and Tenant otherwise agree in a writing signed by them; and if the Office Use within the Building shall ever exceed said square footage, Tenant shall diligently take steps to remove area within the Building from Office Use in order that Tenant shall be in compliance with the foregoing provisions.

         Section 4.2. Tenant shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used, (1) for the business of photographic, multilith or multigraph reproductions or offset printing (other than those which are ancillary to an otherwise Permitted Use), (2) for an off-the-street retail commercial banking, thrift institution, loan company, trust company, depository or safe deposit business accepting deposits from the general public, (3) for the off-the-street retail sale of travelers checks, money orders, drafts, foreign exchange or letters of credit or for the receipt of money for transmission, (4) by the United States government, the state or local government, or any agency or department of any of the foregoing having or asserting sovereign immunity, (5) for the preparation, dispensing or consumption of food or beverages in any manner whatsoever, except for the preparation, dispensing and consumption of food by Tenant's employees who work in the Premises and not for the sale of food to any Persons other than such employees,
(6) as an employment agency, daycare facility (other than as a self-operated facility for use only by Tenant's employees), labor union, school, or vocational training center (except for the training of employees of Tenant intended to be employed at the Premises), (7) as a barber shop, beauty salon or manicure shop,
(8) for product display activities (such as those of a manufacturer's representative), (9) as offices of any public utility company, (10) for health care activities, (11) for clerical support services or offices of public stenographers or typists (other than those which are ancillary to an otherwise

Permitted Use), (12) as reservation or call centers, (13) for retail or manufacturing use, (14) as studios for radio, television or other media, or (15) any use which extends the hours of use or operations in the Premises (other than infrequently or sporadically) beyond the Operating Hours. Furthermore, the Premises shall not be used for any purpose that would, in Landlord's reasonable judgment, tend to lower the first-class character of the Building, create unreasonable or excessive elevator or floor loads, violate the certificate of occupancy of the Building, materially impair or interfere with any of the Building operations or the proper and economic heating, air-conditioning, cleaning or any other services of the Building, materially interfere with the use of the other areas of the Building by any other tenants, or materially impair the appearance of the Building.

                                    ARTICLE V

                                   ALTERATIONS

         Section 5.1. (a) Except as otherwise set out in Section 5.1(f), Tenant shall not make or permit to be made any Alterations without Landlord's prior written consent. Reference is made to Exhibit "G" hereto, which contains the Tenant Design and Construction Standards applicable to the Building, which is incorporated by reference in this Lease. Landlord reserves the right to make reasonable changes and additions thereto.

         (b) (1) Prior to making any such Alterations, Tenant shall (i) submit to Landlord two (2) sets of detailed plans and specifications (including layout, architectural, electrical, mechanical and structural drawings) that comply with all Requirements for each proposed Alteration, and Tenant shall not commence any such Alteration without first obtaining Landlord's approval of such plans and specifications, which approval shall not be unreasonably withheld or delayed, (ii) at Tenant's expense, obtain all permits, approvals and certificates required by any Governmental Authorities, and (iii) furnish to Landlord duplicate original policies or certificates thereof of worker's compensation insurance (covering all persons to be employed by Tenant, and Tenant's contractors and subcontractors, in connection with such Alteration) and commercial general liability insurance (including premises operation, bodily injury, personal injury, death, independent contractors, products and completed operations, broad form contractual liability and broad form property damage coverages) in such form, with such companies, for such periods and in such amounts as

         Landlord may reasonably approve, naming Landlord and its agents, any Lessor and any Mortgagee, as additional insureds. Upon completion of such Alteration, Tenant, at Tenant's expense, shall obtain certificates of final approval of such Alterations required by any Governmental Authority and shall furnish Landlord with copies thereof, together with the "as built" plans and specifications for such Alterations. All Alterations shall be made and performed in accordance with the plans and specifications therefor as approved by Landlord, all Requirements, Restrictive Covenants, and the Rules and Regulations. All materials and equipment to be incorporated in the Premises as a result of any Alterations shall be first quality and no such materials or equipment shall be subject to any lien, encumbrance, chattel mortgage, title retention or security agreement. In addition, any such Alteration for which the cost of labor and materials (as estimated by Landlord's architect, engineer or contractor) is in excess of Seventy-Five Thousand Dollars ($75,000.00), either individually or in the aggregate with any other Alteration constructed in any twelve (12) month period, shall be performed only under the supervision of a licensed architect satisfactory to Landlord.

                  (2) Landlord reserves the right to disapprove any plans and specifications in whole or in part, to reserve approval of items shown thereon pending its review and approval of other plans and specifications, and to condition its approval upon Tenant making revisions to the plans and specifications or supplying additional information; provided, however, that Landlord shall be reasonable in its exercise of these rights. Additionally, Landlord shall be deemed to have approved Tenant's plans and specifications if Landlord fails to respond to Tenant's plans and specifications within fifteen (15) days of Landlord's receipt thereof. Tenant agrees that any review or approval by Landlord of any plans and/or specifications with respect to any Alteration is solely for Landlord's benefit, and without any representation or warranty whatsoever to Tenant or any other Person with respect to the adequacy, correctness or sufficiency thereof or with respect to Requirements, Restrictive Covenants or otherwise.

         (c) Alterations shall be performed at Tenant's expense and at such times and in such manner as Landlord may from time to time reasonably designate, unless, at the time of the Alterations, Tenant is the only occupant of the Building and

Building No. 2, in which event, Tenant may control the times and manner (but always in accordance with all Requirements) to perform the Alterations. All Alterations shall become a part of the Building and shall be Landlord's property from and after the installation thereof and may not be removed or changed without Landlord's consent. Notwithstanding the foregoing, however, Landlord, upon notice given at least sixty (60) days prior to the Expiration Date or upon such shorter notice as is reasonable under the circumstances upon the earlier expiration of the Term, may require Tenant to remove any specified Alterations (other than those comprising part of Building Standard Condition) and to repair and restore in a good and workmanlike manner to Building Standard Condition (reasonable wear and tear excepted) any damage to the Premises or the Building caused by such removal. All Tenant's Property shall remain the property of Tenant and, unless Landlord and Tenant shall agree otherwise, on or before the Expiration Date shall, at Tenant's cost, be removed from the Premises by Tenant, and Tenant shall repair and restore in a good and workmanlike manner to Building Standard Condition (reasonable wear and tear excepted) any damage to the Premises or the Building caused by such removal. The provisions of this Section 5.1(c) shall survive the expiration or earlier termination of this Lease.

         (d) (1) All Alterations shall be performed, at Tenant's sole cost and expense, by contractors, subcontractors or mechanics approved by Landlord in Landlord's reasonable discretion.

                  (2) Notwithstanding the foregoing, with respect to any Alteration affecting any Building Systems, (i) Tenant, if required by Landlord, shall employ Landlord's or the Manager's designated contractor, and (ii) the Alteration shall, if required by Landlord, at Tenant's expense, be designed by either Landlord's or the Manager's engineer.

         (e) (1) Any mechanic's lien filed against the Premises or the Real Property for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be canceled or discharged by Tenant, at Tenant's expense, within twenty (20) days after such lien shall be filed, by payment or filing of the bond required by law, and Tenant shall indemnify and hold Landlord harmless from and against any and all costs, expenses, claims, losses or damages resulting therefrom by reason thereof.

                  (2) If Tenant shall fail to discharge such mechanic's lien within the aforesaid period, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit in court or bonding, and in any such event, Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such mechanic's lien by the lienor and to pay the amount of the judgment, if any, in favor of the lienor, with interest, costs and allowances.

                  (3) Any amount paid by Landlord for any of the aforesaid charges and for all expenses of Landlord (including, but not limited to, attorneys' fees and disbursements) incurred in defending any such action, discharging said lien or in procuring the discharge of said lien, with interest on all such amounts at the maximum legal rate of interest then chargeable to Tenant from the date of payment, shall be repaid by Tenant within ten (10) days after written demand therefor, and all amounts so repayable, together with such interest, shall be considered Additional Rent.

                  (f) Notwithstanding anything to the contrary set forth in this Article V, Tenant, without Landlord's consent, is permitted to make Alterations to the Premises which relate only to the cosmetic appearance, nonstructural components, and/or non-load-bearing portions of the Premises (and which do not affect the structural and/or load-bearing elements of the Building or the Building Systems), provided such Alterations do not cost, in the aggregate, more than Seventy-Five Thousand Dollars ($75,000.00) during any twelve (12) month period during the Term.

         Section 5.2. Tenant shall reimburse Landlord, within five (5) Business Days after demand therefor, for any reasonable out-of-pocket expense incurred by Landlord for reviewing the plans and specifications for any Alterations or inspecting the progress of completion of the same.

         Section 5.3. Landlord, at Tenant's expense, and upon the request of Tenant, shall join in any applications for any permits, approvals or certificates required to be obtained by Tenant in connection with any permitted Alteration (provided that the provisions of the applicable Requirements shall require that Landlord join in such application) and shall otherwise cooperate with Tenant in connection therewith, provided that Landlord shall not be obligated to incur any cost or expense or liability in connection therewith.

         Section 5.4. Tenant shall furnish to Landlord copies of records of all Alterations and of the cost thereof within fifteen (15) days after the completion of such Alterations.

         Section 5.5. TENANT HEREBY ACCEPTS THE PREMISES "AS IS, WHERE IS," AND WITHOUT ANY WARRANTY, EXPRESS OR IMPLIED, EXCEPT AS OTHERWISE SET FORTH IN THIS LEASE.

         Section 5.6. Tenant shall not, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Premises, whether in connection with any Alteration or otherwise, if such employment would unreasonably interfere or cause any unreasonable conflict with other contractors, mechanics or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others, or of any other property owned by Landlord. In the event of any such unreasonable interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.

         Section 5.7. During the course of any Alteration and any construction by Landlord, whether on the Land or on any real property adjacent to the Land, Landlord and Tenant shall cooperate with each other, and shall cause their contractors and subcontractors to cooperate, so as to minimize interruption and interference with each other's construction activities.

                                   ARTICLE VI

                                     REPAIRS

         Section 6.1. Tenant covenants to use due care in its use and occupancy of the Premises and not to commit waste. Except as otherwise provided in this
Section 6.1, Tenant shall not be obligated to repair any Building Systems. Tenant shall, however, at its own cost and expense, maintain and repair and, to the extent deemed appropriate by Tenant, monitor the Security System. Notwithstanding any provision contained in this Lease to the contrary, all damage or injury to the Premises, and all damage or injury to any other part of the Building, or to its fixtures, equipment and appurtenances (including Building Systems), whether requiring structural or nonstructural repairs, caused by the moving of Tenant's Property or caused by or resulting from any act or omission of, or Alterations made by, Tenant or Persons Within Tenant's Control, shall be repaired by Tenant, at Tenant's sole cost and expense, to the reasonable satisfaction of Landlord (if the required repairs are non-structural in nature and do not affect any Building Systems), or by Landlord at Tenant's sole cost and expense (if the required repairs are structural in nature or affect any Building Systems). All of the aforesaid repairs shall be performed in a manner and with materials and design of first class and quality consistent with first-class office buildings in Memphis and shall be made in accordance with the provisions of Article 5. If Tenant shall fail, after five (5) days notice (or such shorter period as may be required because of an emergency), to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by Landlord, at the expense of Tenant, and the expenses thereof incurred by Landlord, with interest thereon at the Applicable Rate, shall be paid to Landlord, as Additional Rent, within ten (10) days after rendition of a bill or statement therefor. Tenant shall give Landlord prompt notice of any defective condition in any Building Systems located in, servicing or passing through the Premises.

         Section 6.2. Tenant shall not place a load upon any floor of the Premises which exceeds seventy-five (75) pounds per square foot "live load." Tenant shall not locate or move any safe, heavy machinery, heavy equipment, business machines, freight, bulky matter or fixtures into or out of the Building without Landlord's prior consent, which consent shall not be unreasonably withheld, and Tenant shall make payment to Landlord of Landlord's costs in connection therewith (if such move is not part of an Alteration). If such safe, machinery, equipment, freight, bulky matter or fixture requires special handling (as determined by Landlord), Tenant shall employ only persons holding a Master Rigger's license to do said work. All work in connection therewith shall comply with the Requirements, and shall be done during such hours as Landlord may designate. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Landlord's reasonable judgment, to absorb and prevent vibration, noise and annoyance.

         Section 6.3. Landlord shall operate, maintain and make all necessary repairs (both structural and non-structural) to the Building Systems and the public portions of the Building, both exterior and interior, in conformance with standards applicable to first-class office buildings in Memphis, except for those repairs for which Tenant is responsible pursuant to any other provision of this Lease. Landlord shall use reasonable efforts to minimize interference with Tenant's use and occupancy of the Premises in making any repairs, alterations, additions or improvements; provided, however, that Landlord shall have no obligation to employ contractors or labor at so-called overtime or other premium pay rates or to incur any other overtime costs in connection with such repairs, alterations, additions or improvements. Notwithstanding the foregoing, if Tenant shall so request, Landlord shall employ contractors or labor at so-called overtime or other premium pay rates or incur other overtime costs in making such repairs, alterations, additions or improvements, provided Tenant shall pay to Landlord, as Additional Rent, within ten (10) days after demand therefor, an amount equal to the excess costs incurred by Landlord by reason of compliance with Tenant's request. Except as expressly provided in this Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making, or failing to make, any repairs, alterations, additions or improvements in or to any portion of the Building or the Premises, or its fixtures, appurtenances or equipment.

         Section 6.4. Without abatement or diminution in rent, Landlord reserves and shall have the following additional rights:

         1. To erect, use and maintain pipes and conduits in and through the Premises; provided that all such conduits and pipes shall be located behind then-existing walls, under floors or above suspended ceilings and shall not interfere with the use and operation of the Premises, or any equipment or facilities located therein.

         2. To take any and all measures, including inspections, repairs, alterations, additions and improvements to the Premises or to the Building, as may be necessary or desirable for the safety, protection or preservation of the Premises or the Building or Landlord's interests, or as may be necessary or desirable in the operation of the Building.


                                   ARTICLE VII

                              CONNECTING CORRIDORS

         Section 7.1 Within sixty (60) days after the Commencement Date, Tenant shall, at its own expense, install a doorway or wall in the enclosed corridor which leads to the building on the Adjacent Property, the design and location of the doorway or wall to be approved by Landlord.

         Section 7.2 In the event that the Expiration Date of this Lease shall be earlier or later than the expiration date of Tenant's lease of Building No. 2, then at such time as Tenant no longer occupies both of such buildings, Tenant shall, at its own expense, construct a door or doors in the corridor which connects the Building and Building No. 2, in such manner as Landlord and Tenant shall mutually agree, to prevent access between the Building and Building No. 2.

                                  ARTICLE VIII

                               REQUIREMENTS OF LAW

         Section 8.1. Tenant shall not do, and shall not permit Persons Within Tenant's Control to do, any act or thing in or upon the Premises or the Building which will invalidate or be in conflict with the certificate of occupancy for the Premises or the Building or violate any Requirements or Restrictive Covenants. Tenant shall, at Tenant's sole cost and expense, take all action, including making any required Alterations necessary to comply with all Requirements (including, but not limited to, applicable terms of the Americans With Disabilities Act of 1990 (the "ADA"), as modified and supplemented from time to time) which shall impose any violation, order or duty upon Landlord or Tenant arising from, or in connection with, the Premises, Tenant's occupancy, use or manner of use of the Premises (including, without limitation, any occupancy, use or manner of use that constitutes a "place of public accommodation" under the ADA), or any installations by Tenant in the Premises, or required by reason of a breach of any of Tenant's covenants or agreements under this Lease, whether or not such Requirements shall now be in effect or hereafter enacted or issued, and whether or not any work required shall be ordinary or extraordinary or foreseen or unforeseen at the date hereof; provided, however, that Landlord shall be responsible for complying with such Requirement or Restrictive Covenant and for the cost of such compliance if and to the extent that non-compliance arose because of the acts of Landlord.

         Section 8.2. Tenant covenants and agrees that Tenant shall, at Tenant's sole cost and expense, comply at all times with all Requirements governing the use, generation, storage, treatment and/or disposal of any Hazardous Materials (as defined below), the presence of which results from or in connection with the act or omission of Tenant or Persons Within Tenant's Control or the breach of this Lease by Tenant or Persons Within Tenant's Control. The term "Hazardous Materials" shall mean any biologically or chemically active or other toxic or hazardous wastes, pollutants or substances, including, without limitation, asbestos, PCBs, petroleum products and by-products, substances defined or listed as "hazardous substances" or "toxic substances" or similarly identified in or pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 ET SEQ., and as hazardous wastes under the Resource Conservation and Recovery Act, 42 U.S.C. 6010, ET SEQ., any chemical substance or mixture regulated under the Toxic Substance Control Act of 1976, as amended 15 U.S.C. 2601, ET SEQ., any "toxic pollutant" under the Clean Water Act, 33 U.S.C. 466 ET SEQ., as amended, any hazardous air pollutant under the Clean Air Act, 42 U.S.C. 7401 ET SEQ., hazardous materials identified in or pursuant to the Hazardous Materials Transportation Act, 49 U.S.C. 1802, ET SEQ., and any hazardous or toxic substances or pollutant regulated under any other Requirements. Tenant shall agree to execute, from time to time, at Landlord's request, affidavits, representations and the like concerning Tenant's best knowledge and belief regarding the presence of Hazardous Materials in, on, under or about the Premises, the Building or the Land. Tenant shall indemnify and hold harmless all Indemnitees from and against any loss, cost, damage, liability or expense (including attorneys' fees and disbursements) arising by reason of any clean up, removal, remediation, detoxification action or any other activity required or recommended of any Indemnitees by any Governmental Authority by reason of the presence in or about the Building or the Premises of any Hazardous Materials, as a result of or in connection with the act or omission of Tenant or Persons Within Tenant's Control or the breach of this Lease by Tenant or Persons Within Tenant's Control. The foregoing covenants and indemnity shall survive the expiration or any termination of this Lease.

         Section 8.3. If Tenant shall receive notice of any violation of, or defaults under, any Requirements, liens or other encumbrances applicable to the Premises, Tenant shall give prompt notice thereof to Landlord.

         Section 8.4. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business and if the failure to secure such license or permit would, in any way, affect Landlord or the Building, then Tenant, at Tenant's expense, shall promptly procure and thereafter maintain, submit for inspection by Landlord, and at all times comply with the terms and conditions of, each such license or permit.

         Section 8.5. Tenant, at Tenant's sole cost and expense and after notice to Landlord, may contest, by appropriate proceedings prosecuted diligently and in good faith, the legality or applicability of any Requirement affecting the Premises provided that: (a) neither Landlord nor any Indemnitees shall be subject to criminal penalties, nor shall the Real Property or any part thereof be subject to being condemned or vacated, nor shall the certificate of occupancy for the Premises or the Building be suspended or threatened to be suspended, by reason of non-compliance or by reason of such contest; (b) before the commencement of such contest, if Landlord or any Indemnitees may be subject to any civil fines or penalties or if Landlord may be liable to any independent third party as a result of such non-compliance, then Tenant shall furnish to Landlord either (i) a bond of a surety company satisfactory to Landlord, in form and substance reasonably satisfactory to Landlord, and in an amount at least equal to Landlord's estimate of the sum of (A) the cost of such compliance, (B) the penalties or fines that may accrue by reason of such non-compliance (as reasonably estimated by Landlord) and (C) the amount of such liability to independent third parties, and shall indemnify Landlord (and any Indemnitees) against the cost of such compliance and liability resulting from or incurred in connection with such contest or non-compliance; or (ii) other security satisfactory in all respects to Landlord; (c) such non-compliance or contest shall not constitute or result in a violation (either with the giving of notice or the passage of time or both) of the terms of any Mortgage, or if such Mortgage conditions such non-compliance or contest upon the taking of action or furnishing of security by Landlord, such action shall be taken or such security shall be furnished at the expense of Tenant; and (d) Tenant shall keep Landlord regularly advised as to the status of such proceedings.

                                   ARTICLE IX

                                  SUBORDINATION

         Section 9.1. This Lease shall be subject and subordinate to each Mortgage, whether made prior to or after the execution of this Lease, and to all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder. This clause shall be self-operative and no further agreement of subordination shall be required to make the interest of any Lessor or Mortgagee superior to the interest of Tenant hereunder. In confirmation of such subordination, however, Tenant shall promptly execute and deliver, at its own cost and expense, any document, in recordable form if requested, that Landlord, any Lessor or any Mortgagee may request to evidence such subordination. Tenant shall not do anything that would constitute a default under any Mortgage, or omit to do anything that Tenant is obligated to do under the terms of this Lease so as to cause Landlord to be in default thereunder. If, in connection with the financing of the Real Property or the Building, any lending institution or Lessor, as the case may be, requests reasonable modifications of this Lease that do not increase rent or change the Term of this Lease, or materially and adversely affect the rights or obligations of Tenant under this Lease, Tenant shall make such modifications.

         Section 9.2. If, at any time prior to the expiration of the Term, any Mortgagee comes into possession of the Real Property or the Building by receiver or otherwise, Tenant agrees, at the election and upon demand of any owner of the Real Property or the Building, or of any Mortgagee in possession of the Real Property or the Building, to attorn, from time to time, to any such owner or Mortgagee or any person acquiring the interest of Landlord as a result of any such termination, or as a result of a foreclosure of the Mortgage or the granting of a deed in lieu of foreclosure, upon the then executory terms and conditions of this Lease (except as provided below), for the remainder of the Term, provided that such owner or Mortgagee, as the case may be, or receiver caused to be appointed by any of the foregoing, is then entitled to possession of the Premises. Any such attornment shall be made upon the condition that no such owner or Mortgagee shall be:

                           1. liable for any act or omission of any prior landlord (including, without limitation, the then defaulting landlord); or

                           2. subject to any defense or offsets (except as expressly set forth in this Lease) which Tenant may have against any prior landlord (including, without limitation, the then defaulting landlord); or

                           3. bound by any payment of Rental which Tenant might have paid for more than the current month to any prior landlord (including, without limitation, the then defaulting landlord); or

                           4. bound by any obligation to make any payment to Tenant which was required to be made prior to the time such owner or Mortgagee succeeded to any prior landlord's interest; or

                           5. bound by any obligation to perform any work or to make improvements to the Premises except for (i) repairs and maintenance pursuant to the provisions of Article 6, (ii) repairs to the Premises or any part thereof as a result of damage by fire or other casualty pursuant to Article 12, but only to the extent that such repairs can be reasonably made from the net proceeds of any insurance actually made available to such owner or Mortgagee and (iii) repairs to the Premises as a result of a partial condemnation pursuant to Article 13, but only to the extent that such repairs can be reasonably made from the net proceeds of any award made available to such owner or Mortgagee. The provisions of this Section 9.2 shall inure to the benefit of any such owner or Mortgagee, shall apply notwithstanding that, as a matter of law, this Lease may terminate, and shall be self-operative upon any such demand, and no further agreement shall be required to give effect to said provisions. Tenant, however, upon demand of any such owner or Mortgagee, shall execute, from time to time, agreements in confirmation of the foregoing provisions of this
         Section 9.2, satisfactory to any such owner, Lessor or Mortgagee, and acknowledging such attornment and setting forth the terms and conditions of its tenancy. Nothing contained in this Section 9.2 shall be construed to impair any right otherwise exercisable by any such owner or Mortgagee.

         Section 9.3. If requested by any Mortgagee or Landlord, Tenant shall promptly execute and deliver, at Tenant's own cost and expense, any document in accordance with the terms of this Article 9, in recordable form, to evidence such subordination.

         Section 9.4. At any time and from time to time upon not less than twenty (20) days' prior notice to Tenant or Landlord given by the other, or to Tenant given by a Mortgagee, Tenant or Landlord, as the case may be, shall, without charge, execute, acknowledge and deliver a statement in writing addressed to such party as Tenant, Landlord or Mortgagee, as the case may be, may designate, in form satisfactory to Tenant, Landlord or Mortgagee, as the case may be, certifying all or any of the following: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications); (ii) whether the Term has commenced and Fixed Rent and Additional Rent have become payable hereunder and, if so, the dates to which they have been paid; (iii) whether or not, to the best knowledge of the signer of such certificate, Landlord is in default in performance of any of the terms of this Lease and, if so, specifying each such event of default of which the signer may have knowledge; (iv) whether Tenant has accepted possession of the Premises; (v) whether Tenant has made any claim against Landlord under this Lease and, if so, the nature thereof and the dollar amount, if any, of such claim; (vi) either that Tenant does not know of any default in the performance of any provision of this Lease or specifying the details of any default of which Tenant may have knowledge and stating what action Tenant is taking or proposes to take with respect thereto; (vii) that, to the knowledge of Tenant, there are no proceedings pending or threatened against Tenant before or by any court or administrative agency which, if adversely decided, would materially and adversely affect the financial condition or operations of Tenant or, if any such proceedings are pending or threatened to the knowledge of Tenant, specifying and describing the same; and (viii) such further information with respect to the Lease or the Premises as Landlord may reasonably request or Mortgagee may require; it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of the Real Property or any part thereof or of the interest of Landlord in any part thereof, by any Mortgagee or prospective Mortgagee, by any tenant or prospective tenant of the Real Property or any part thereof, or by any prospective assignee of any Mortgage or by any assignee of Tenant.

         The failure of either Tenant or Landlord to execute, acknowledge and deliver to the other a statement in accordance with the provisions of this
Section 9.4 within said twenty (20) day period shall constitute an acknowledgment by Tenant or Landlord, as the case may be, which may be relied on by any person who would be entitled to rely upon any such statement, that such statement as submitted by Landlord or Tenant, as the case may be, is true and correct.

         Section 9.5. As long as any Mortgage exists, Tenant shall not seek to terminate this Lease by reason of any act or omission of Landlord until Tenant has given written notice of such act or omission to all Mortgagees at such addresses as may have been furnished to Tenant by such Mortgagees and, if any such Mortgagee notifies Tenant within thirty (30) days following receipt of such notice that it intends to remedy such act or omission, Mortgagee shall have a reasonable period of time to remedy such act or omission.

                                    ARTICLE X

                              RULES AND REGULATIONS

         Section 10.1. Tenant and Persons Within Tenant's Control shall comply with Exhibit "C," "Rules and Regulations." Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, visitors or licensees. Landlord shall not discriminate against Tenant in enforcing the Rules and Regulations. In case of any conflict or inconsistency between the provisions of this Lease and of any of the Rules and Regulations as originally or as hereinafter adopted, the provisions of this Lease shall control.

                                   ARTICLE XI

                INSURANCE, PROPERTY LOSS OR DAMAGE, REIMBURSEMENT

         Section 11.1. (a) Tenant shall not entrust any property to any Building employee. Any Building employee to whom any property is entrusted by or on behalf of Tenant in violation of the foregoing prohibition shall be deemed to be acting as Tenant's agent with respect to such property and neither Landlord nor its agents shall be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant by theft or otherwise. Landlord and Landlord's agents shall not be liable for any damage to any of Tenant's Property or for interruption of Tenant's business, however caused, including but not limited to damage caused by other tenants or persons in the Building. Landlord shall not be liable for any latent defect in the Premises or in the Building.

         (b) Tenant shall give notice to Landlord promptly after Tenant learns of any accident, emergency or occurrence for which Landlord might be liable, fire or other casualty and all damages to or defects in the Premises or the Building for the repair of which Landlord might be responsible or which constitutes Landlord's property. Such notice shall be given by telecopy or personal delivery to the address(es) of Landlord in effect for notice.

         Section 11.2. Tenant shall not do or permit to be done any act or thing in or upon the Premises which will invalidate or be in conflict with the terms of the State of Tennessee standard policies of fire insurance and liability (hereinafter referred to as "Building Insurance"); and Tenant, at Tenant's own expense, shall comply with all rules, orders, regulations and requirements of all insurance boards, and shall not do or permit anything to be done in or upon the Premises or bring or keep anything therein or use the Premises in a manner which increases the rate of premium for any of the Building Insurance over the rate in effect at the commencement of the Term of this Lease.

         Section 11.3. If by reason of any failure of Tenant to comply with the provisions of this Lease, the rate of premium for Building Insurance or other insurance on the property and equipment of Landlord shall increase, Tenant shall reimburse Landlord for that part of the insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant. Tenant shall make said reimbursement on the first day of the month following such payment by Landlord.

         Section 11.4. (a) At Tenant's own cost and expense, Tenant shall obtain, maintain and keep in full force and effect during the Term commercial general liability insurance (without deductible) in a form approved in the State of Tennessee (including broad form property damage coverages). The limits of liability shall be not less than Five Million Dollars ($5,000,000.00) per occurrence, which amount may be satisfied with a primary commercial general liability policy of not less than Two Million Dollars ($2,000,000.00) and an excess (or "Umbrella") liability policy affording coverage, at least as broad as that afforded by the primary commercial general liability policy, in an amount not less than Three Million Dollars ($3,000,000.00). Landlord, the Manager, any Lessors and any Mortgagees shall be included as additional insureds in said policies and shall be protected against all liability arising in connection with this Lease. All said policies of insurance shall be written as "occurrence" policies. Whenever, in Landlord's reasonable judgment, good business practice and changing conditions indicate a need for additional amounts or different types of insurance coverage, Tenant shall, within ten (10) days after Landlord's request, obtain such insurance coverage, at Tenant's expense.

         (b) Tenant, at Tenant's sole cost and expense, shall maintain all-risk insurance, with deductibles in an amount reasonably satisfactory to Landlord, protecting and indemnifying Tenant against any and all damage to or loss of any Alterations and leasehold improvements, including any made by Landlord to prepare the Premises for Tenant's occupancy, and Tenant's Property. All said policies shall cover the full replacement value of all Alterations, leasehold improvements and Tenant's Property.

         (c) All policies of insurance shall be: (i) written as primary policy coverage and not contributing with or in excess of any coverage which Landlord or any Lessor may carry; and (ii) issued by reputable and independent insurance companies rated in Best's Insurance Guide or any successor thereto (or, if there is none, an organization having a national reputation), as having a general policyholder rating of "A" and a financial rating of at least "VII," and which are licensed to do business in the State of Tennessee. Tenant shall, not later than ten (10) Business Days prior to the Commencement Date, deliver to Landlord either (a) the policies of insurance or (b) certificates thereof with a copy of the declaration page, and shall thereafter furnish to Landlord, at least thirty
(30) days prior to the expiration of any such policies and any renewal thereof, a new policy or certificate (with copy of the declaration page) in lieu thereof. Each of said policies shall also contain a provision whereby the insurer agrees not to cancel, fail to renew, diminish or materially modify said insurance policy(ies) without having given Landlord, the Manager and any Lessors and Mortgagees at least thirty (30) days prior written notice thereof. Tenant shall promptly send to Landlord a copy of all notices sent to Tenant by Tenant's insurer.

         (d) Tenant shall pay all premiums and charges for all of said policies, and, if Tenant shall fail to make any payment when due or carry any such policy, then after notice to Tenant, Landlord may, but shall not be obligated to, make such payment or carry such policy, and the amount paid by Landlord, with interest thereon (at the Applicable Rate), shall be repaid to Landlord by Tenant on demand, and all such amounts so repayable, together with such interest, shall be deemed to constitute Additional Rent hereunder. Payment by Landlord of any such premium, or the carrying by Landlord of any such policy, shall not be deemed to waive or release the default of Tenant with respect thereto.

         Section 11.5. (a) Landlord shall cause each policy carried by Landlord insuring the Building against loss, damage or destruction by fire or other casualty, and Tenant shall cause each insurance policy carried by Tenant and insuring the Premises and Tenant's Alterations, leasehold improvements and Tenant's Property against loss, damage or destruction by fire or other casualty, to be written in a manner so as to provide that the insurance company waives all rights of recovery by way of subrogation against Landlord, Tenant and any tenant of space in the Building in connection with any loss or damage covered by any such policy. Neither party shall be liable to the other for the amount of such loss or damage which is in excess of the applicable deductible, if any, caused by fire or any of the risks enumerated in its policies.

         (b) The waiver of subrogation referred to in Section 11.5(a) above shall extend to the agents and employees of each party (including, as to Landlord, the Manager). Nothing contained in this Section 11.5 shall be deemed to relieve either party from any duty imposed elsewhere in this Lease to repair, restore and rebuild.

         (c) During the Term, Landlord agrees to maintain:

                  (i) "all risk" full replacement cost property insurance on the Building in an amount sufficient to prevent Landlord from being deemed a coinsurer of the risks insured under the policy, which shall include customary rent loss insurance covering loss of rents from Tenant under this Lease and other tenants under other leases and which shall include, as and to the extent customarily included by prudent owners of comparable first class office buildings in Memphis, Tennessee, boiler and machinery and electrical apparatus coverage;

                  (ii) commercial general liability insurance (which may be a combination of primary and umbrella coverages) in an amount which Landlord deems appropriate; and

                  (iii) Landlord shall furnish to Tenant certificates or other evidence of insurance from the insurer, or, if not available from the insurer, then from the insurance agent, evidencing such coverage at the time this Lease is executed and, at Tenant's request, within thirty
         (30) days after any policy is renewed, replaced or changed.

                                   ARTICLE XII

                       DESTRUCTION BY FIRE OR OTHER CAUSE

         Section 12.1. If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. Landlord shall, subject to the provisions of Sections 12.2 and 12.3 below, proceed with reasonable diligence within 120 days of the casualty to repair or cause to be repaired such damage at its expense; and, if the Premises, or any part thereof, shall be rendered untenantable by reason of such damage and such damage shall not be due to the fault of Tenant or Persons Within Tenant's Control, then the Fixed Rent and the Escalation Rent hereunder, or an amount thereof apportioned on a pro rata basis according to the area of the Premises so rendered untenantable (if less than the entire Premises shall be so rendered untenantable), shall be abated for the period from the date of such damage to the date when the repair of such damage shall have been substantially completed. Tenant covenants and agrees to cooperate with Landlord and any Lessor or any Mortgagee in their efforts to collect insurance proceeds (including rent insurance proceeds) payable to such parties. Landlord shall not be liable for any delay which may arise by reason of adjustment of insurance on the part of Landlord and/or Tenant, or any cause beyond the control of Landlord or contractors employed by Landlord.

         Section 12.2. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from damage from fire or other casualty or the repair thereof. Tenant understands that Landlord, in reliance upon Section 12.4, will not carry insurance of any kind on Tenant's Property, Tenant's Alterations and on leasehold improvements, and that Landlord shall not be obligated to repair any damage thereto or replace the same.

                  (a) Notwithstanding anything to the contrary contained in Sections 12.1 and 12.2 above, in the event that:

                           (i) at least twenty-five thousand (25,000) rentable
                  square feet of the Building shall be damaged by a fire or other casualty so that substantial alteration or reconstruction of the Building shall, in Landlord's sole opinion, be required (whether or not the Premises shall have been damaged by such fire or other casualty and without regard to the structural integrity of the Building); or

                           (ii) the Premises shall be totally or substantially
                  damaged or shall be rendered wholly or substantially untenantable; or

                           (iii) there shall be any damage to the Premises
                  within the last two (2) years of the Term wherein the cost of repair exceeds an amount equal to three (3) monthly installments of Fixed Rent,

         then either Landlord or Tenant may terminate this Lease and the term and estate hereby granted, by notifying the other party in writing of such termination prior to commencement of work to repair the damage to the Premises or within one hundred twenty (120) days after the date of such damage, whichever first occurs. In the event that such a notice of termination shall be given, then this Lease and the Term and estate hereby granted shall expire as of the date of termination stated in said notice with the same effect as if that were the Fixed Expiration Date, and the Fixed Rent and Escalation Rent hereunder shall be apportioned as of such date.

         (b) Notwithstanding anything to the contrary contained in this Section 12.2, upon written request which is made by Tenant prior to commencement of work to repair the damage to the Premises, Landlord shall deliver to Tenant an estimate prepared by a reputable contractor selected by Landlord setting forth such contractor's estimate as to the time reasonably required to repair such damage. If the period to repair set forth in any such estimate exceeds nine (9) months, Tenant may elect to terminate this Lease by notice to Landlord given not later than thirty (30) days following Tenant's receipt of such estimate. If Tenant exercises such election, this Lease and the term and estate hereby granted shall expire as of the sixtieth (60th) day after notice of such election given by Tenant with the same effect as if that were the Fixed Expiration Date, and the Fixed Rent and Escalation Rent hereunder shall be apportioned as of such date.

         Section 12.3. Except as may be provided in Section 11.5, nothing herein contained shall relieve Tenant from any liability to Landlord or to Landlord's insurers in connection with any damage to the Premises or the Building by fire or other casualty if Tenant shall be legally liable in such respect.

         Section 12.4. This Lease shall be considered an express agreement governing any case of damage to or destruction of the Building or any part thereof by fire or other casualty.

                                  ARTICLE XIII

                                 EMINENT DOMAIN

         Section 13.1. If the whole of the Real Property, the Building or the Premises is acquired or condemned for any public or quasi-public use or purpose, this Lease and the Term shall end as of the date of the vesting of title with the same effect as if said date were the Fixed Expiration Date. If only a part of the Real Property and not the entire Premises is so acquired or condemned then, (a) except as hereinafter provided in this Section 13.1, this Lease and the Term shall continue in effect but, if a part of the Premises is included in the part of the Real Property so acquired or condemned, from and after the date of the vesting of title, the Fixed Rent and Tenant's Share shall be reduced in the proportion which the area of the part of the Premises so acquired or condemned bears to the total area of the Premises immediately prior to such acquisition or condemnation; (b) whether or not the Premises are affected thereby, Landlord, at Landlord's option, may give to Tenant, within sixty (60) days next following the date upon which Landlord receives notice of vesting of title, a thirty (30) day notice of termination of this Lease; and (c) if the part of the Real Property so acquired or condemned contains more than thirty percent (30%) of the total area of the Premises immediately prior to such acquisition or condemnation, or if, by reason of such acquisition or condemnation, Tenant no longer has access to the Premises, Tenant, at Tenant's option, may give to Landlord, within sixty (60) days next following the date upon which Tenant receives notice of vesting of title, a thirty (30) day notice of termination of this Lease. If any such thirty (30) day notice of termination is given, by Landlord or Tenant, this Lease and the Term shall come to an end and expire upon the expiration of said thirty (30) days with the same effect as if the date of expiration of said thirty (30) days were the Fixed Expiration Date. If a part of the Premises is so acquired or condemned and this Lease and the Term are not terminated pursuant to the foregoing provisions of this Section 13.1, Landlord, at Landlord's cost and expense, shall restore that part of the Premises not so acquired or condemned to a self-contained rental unit, exclusive of Tenant's Alterations and Tenant's Property. In the event of any termination of this Lease and the Term pursuant to the provisions of this Section 13.1, the Fixed Rent shall be apportioned as of the date of the termination and any prepaid portion of the Fixed Rent or Escalation Rent for any period after such date shall be refunded by Landlord to Tenant.

         Section 13.2. In the event of any such acquisition or condemnation of all or any part of the Real Property, Landlord shall be entitled to receive the entire award for any such acquisition or condemnation. Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term and Tenant hereby expressly assigns to Landlord all of its right in and to any such award. Nothing contained in this Section
13.2 shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for the value of any Tenant's Property included in such taking, and for any moving expenses, so long as Landlord's award is not reduced thereby.

                                   ARTICLE XIV

                     ASSIGNMENT, SUBLETTING, MORTGAGE, ETC.

         Section 14.1 Except as otherwise provided in this Article 14, Tenant shall not (a) assign this Lease (whether by operation of law, transfers of interests in Tenant or otherwise); or (b) mortgage or encumber Tenant's interest in this Lease, in whole or in part; or (c) sublet, or permit the subletting of, the Premises or any part thereof. Tenant shall not advertise or authorize a broker to advertise for a subtenant or assignee, without in each instance, obtaining the prior written consent of Landlord, which shall not be unreasonably withheld or delayed.

         Section 14.2 If Tenant's interest in this Lease shall be assigned in violation of the provisions of this Article 14, such assignment shall be invalid and of no force and effect against Landlord; provided, however, that Landlord may collect an amount equal to the then Fixed Rent plus any other item of Rental from the assignee as a fee for its use and occupancy. If the Premises or any part thereof are sublet to, or occupied by, or used by, any person other than Tenant, whether or not in violation of this Article 14, Landlord, after default by Tenant under this Lease, may collect any item of Rental or other sums paid by the subtenant, user or occupant as a fee for its use and occupancy, and shall apply the net amount collected to the Fixed Rent and the items of Rental reserved in this Lease. No such assignment, subletting, occupancy, or use, whether with or without Landlord's prior consent, nor any such collection or application of Rental or fee for use and occupancy, shall be deemed a waiver by

Landlord of any term, covenant or condition of this Lease or the acceptance by Landlord of such assignee, subtenant, occupant or user as Tenant hereunder, nor shall the same, in any circumstances, relieve Tenant of any of its obligations under this Lease. The consent by Landlord to any assignment, subletting, occupancy or use shall not relieve Tenant from its obligation to obtain the express prior consent of Landlord to any further assignment, subletting, occupancy or use. Any person to which this Lease is assigned with Landlord's consent shall be deemed without more to have assumed all of the obligations arising under this Lease from and after the date of such assignment and shall execute and deliver to Landlord, upon demand, an instrument confirming such assumption. Notwithstanding and subsequent to any assignment, Tenant's primary liability hereunder shall continue notwithstanding (a) any subsequent amendment hereof, or (b) Landlord's forbearance in enforcing against Tenant any obligation or liability, without notice to Tenant, to each of which Tenant hereby consents in advance. If any such amendment operates to increase the obligations of Tenant under this Lease, the liability under this Section 14.2 of the assigning Tenant shall continue to be no greater than if such amendment had not been made (unless such party shall have expressly consented in writing to such amendment).

         (a) For purposes of this Article 14, (i) the transfer of a majority of the issued and outstanding capital stock of any corporate tenant, or of a corporate subtenant, or the transfer of a majority of the total interest in any partnership tenant or subtenant, or the transfer of control in any limited partnership tenant or subtenant, or the transfer of control in any limited liability company tenant or subtenant or the transfer of control in any limited liability partnership tenant or subtenant, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease, or of such sublease, as the case may be, except that the transfer of the outstanding capital stock of any corporate tenant, or subtenant, shall be deemed not to include the sale of such stock by persons or parties, other than those deemed "affiliates" of Tenant within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended, through the "over-the-counter market" or through any recognized stock exchange,
(ii) any increase in the amount of issued and/or outstanding capital stock of any corporate tenant, or of a corporate subtenant, and/or the creation of one or more additional classes of capital stock of any corporate tenant or any corporate subtenant, in a single transaction or a series of related or unrelated transactions, resulting in a change in the legal or beneficial ownership of such tenant or subtenant so that the shareholders of such tenant or subtenant existing immediately prior to such transaction or series of transactions shall no longer own a majority of the issued and outstanding capital stock of such tenant or subtenant, shall be deemed an assignments of this Lease, (iii) an agreement by any other person or entity, directly or indirectly, to assume Tenant's obligations under this Lease shall be deemed an assignment, (iv) any person or legal representative of Tenant, to whom Tenant's interest under this lease passes by operation of law, or otherwise, shall be bound by the provisions of this Article 14, and (v) a modification, amendment or extension of a sublease shall be deemed a sublease. Tenant agrees to furnish to Landlord on request at any time such information and assurances as Landlord may reasonably request that neither Tenant, nor any previously permitted subtenant, has violated the provisions of this Article 14.

         (b) The provisions of clauses (a), (c) and (d) of Section 14.1 shall not apply to transactions with a corporation into or with which Tenant is merged or consolidated or with a Person to which substantially all of Tenant's assets are transferred (provided such merger or transfer of assets is for a good business purpose and not principally for the purpose of transferring the leasehold estate created by this Lease, and provided further, that the assignee has a net worth at least equal to or in excess of the net worth of Tenant as of the date of this Lease and as of the date immediately prior to such merger or transfer, whichever is greater) or, if Tenant is a partnership, with a successor partnership, nor shall the provisions of clause (a), (c) and (d) of Section 14.1 apply to transactions with an entity that controls or is controlled by Tenant or is under common control with Tenant. Tenant shall notify Landlord before any such transaction is consummated.

         (c) The term "control" as used in this Lease (i) in the case of a corporation shall mean ownership of more than fifty percent (50%) of the outstanding capital stock of that corporation, (ii) in the case of a general partnership, shall mean more than fifty percent (50%) of the general partnership interest of the partnership, (iii) in the case of a limited partnership, shall mean more than fifty percent (50%) of the general and limited partnership interests of such limited partnership; (iv) in the case of a limited liability company, shall mean more than fifty percent (50%) of the membership interests of such limited liability company, and (v) in the case of a limited liability partnership, shall mean more than fifty percent (50%) of the partnership interest of such limited liability partnership.

         Section 14.3. [RESERVED]

         Section 14.4. (a) If Tenant sublets any portion of the Premises to a Person in a transaction for which Landlord's consent is required, Landlord shall be entitled to and Tenant shall pay to Landlord, as Additional Rent (the "Sublease Additional Rent"), a sum equal to fifty percent (50%) of any rents, additional charges and other consideration payable under the sublease to Tenant by the subtenant in excess of the Fixed Rent and Escalation Rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant under this Lease) pursuant to the terms of this Lease (including, but not limited to, sums paid for the sale or rental of Tenant's Property and Alterations less the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax or federal information returns), net of any reasonable brokerage commissions incurred in connection therewith; provided, however, that no reduction shall be allowed if brokerage commissions are paid to any Person under Tenant's control. Such Sublease Additional Rent shall be payable as and when received by Tenant.

         (b) Landlord may, by notice to Tenant, elect to waive the benefits of this Section 14.4, for any month or months, prospectively or retroactively. Any retroactive waiver shall be accompanied by a return to Tenant of all Sublease Additional Rent theretofore paid to and retroactively waived by Landlord for the months in question.

         Section 14.5. (a) If Tenant shall assign this Lease to a Person in a transaction for which Landlord's consent is required, Landlord shall be entitled to and Tenant shall pay to Landlord, as Additional Rent, an amount equal to all sums and other consideration paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale or rental of Tenant's Property and Alterations less the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax or federal information returns). Such Additional Rent shall be payable as and when received by Tenant from the assignee.

         (b) Landlord may, by notice to Tenant, elect to waive the benefits of this Section 14.5, prospectively or retrospectively. Any retroactive waiver shall be accompanied by a return to

Tenant of all amounts theretofore paid to and retroactively waived by Landlord.

         Section 14.6. Landlord shall have no liability for brokerage commissions incurred with respect to any assignment of this Lease or any subletting of all or any part of the Premises by or on behalf of Tenant. Tenant shall pay, and shall indemnify and hold Landlord harmless from and against, any and all cost, expense (including reasonable attorneys' fees and disbursements) and liability in connection with any compensation, commissions or charges claimed by any broker or agent with respect to any such assignment or subletting.

                                   ARTICLE XV

                               ACCESS TO PREMISES

         Section 15.1. (a) Tenant shall permit Landlord, Landlord's agents and independent contractors and public utilities servicing the Building to have reasonable access for the purpose of maintaining existing concealed ducts, pipes and conduits in and through and to access all Common Areas within the Building and all Common Areas comprising a portion of the Land. Landlord or Landlord's agents shall have the right to enter the Premises at all reasonable times upon (except in case of emergency) reasonable prior notice, which notice may be oral, to examine the same, to show the same to prospective purchasers, Mortgagees or lessees of the Building or space therein, and to make such repairs, alterations, improvements or additions (i) as Landlord may deem necessary or desirable to the Premises or to any other portion of the Building, or (ii) which Landlord may elect to perform at least ten (10) days after notice (except in an emergency when no notice shall be required) following Tenant's failure to make repairs or perform any work which Tenant is obligated to make or perform under this Lease, or (iii) for the purpose of complying with Requirements, and Landlord shall be allowed to take all material into and upon the Premises that may be required therefor without the same constituting an eviction or constructive eviction of Tenant in whole or in part and the Fixed Rent (and any other item of Rental) shall in no respect abate or be reduced by reason of said repairs, alterations, improvements or additions, wherever located, or while the same are being made, by reason of loss or interruption of business of Tenant, or otherwise. Landlord shall promptly repair any damage caused to the Premises by such work, alterations, improvements or additions. Tenant shall, at Tenant's cost, take such action as may be reasonably necessary to grant to Landlord, its agents and independent contractors clearance and access by means of the Security System for the purposes herein set out.

         (b) Any work performed or installations made pursuant to this Article 15 shall be made with reasonable diligence and otherwise pursuant to Section 6.3.

         (c) Any pipes, ducts, or conduits installed in or through the Premises pursuant to this Article 15 shall, if reasonably practicable, either be concealed behind, beneath or within partitioning, columns, ceilings or floors located or to be located in the Premises, or completely furred at points immediately adjacent to partitioning, columns or ceilings located or to be located in the Premises.

         Section 15.2. If Tenant is not present when for any reason entry into the Premises may be necessary or permissible, Landlord or Landlord's agents may enter the same without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents accord reasonable care to Tenant's Property), and without in any manner affecting this Lease.

         Section 15.3. All parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises (including exterior Building walls, exterior core corridor walls, exterior doors and entrances), all balconies, terraces and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating, air cooling, plumbing and other mechanical facilities, service closets and other Building facilities are not part of the Premises, and Landlord shall have the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, alteration and repair.

                                   ARTICLE XVI

                            CERTIFICATE OF OCCUPANCY

         Section 16.1. Tenant shall not at any time use or occupy the Premises in violation of the certificate of occupancy at such time issued for the Premises or for the Building and in the event that any Governmental Authority hereafter contends or declares by notice, violation, order or in any other manner whatsoever that the Premises are used by Tenant for a purpose that is a violation of such certificate of occupancy, Tenant shall, upon three (3) Business Days' written notice from Landlord or any Government

Authority, immediately discontinue such use of the Premises; provided, however, that nothing herein shall prevent Tenant from contesting such violation pursuant to and in accordance with the provisions of Section 8.5.

                                  ARTICLE XVII

                                     DEFAULT

         Section 17.1. Each of the following events shall be an "Event of Default" under this Lease:

                  (a) if Tenant shall on any occasion default in the payment when due of any installment of Fixed Rent or in the payment when due of any other item of Rental and the same shall not be cured within five
         (5) days after written notice of default by Landlord to Tenant; or

                  (b) if Tenant shall fail on three (3) or more occasions in any period of eighteen (18) consecutive months to make a payment when due of any Rental, and Landlord shall have given Tenant written notice of such default after two (2) such occurrences; or

                  (c) if Tenant shall default in the observance or performance of any term, covenant or condition on Tenant's part to be observed or performed under that certain Agreement of Lease of even date herewith between Landlord and Tenant with respect to Building No. 2, or any renewal, modification or extension thereof, and such default shall continue beyond any grace period set forth in such other lease for the remedying of such default; or

                  (d) if the Premises shall become vacant or abandoned; or

                  (e) if Tenant's interest in this Lease shall devolve upon or pass to any person, whether by operation of law or otherwise, except as expressly permitted under Article 14 hereof; or

                  (f) (1) if Tenant shall not, or shall be unable to, or shall admit in writing Tenant's inability to, as to any obligation, pay Tenant's debts as they become due; or

                           (2) if Tenant shall commence or institute any case,
                  proceeding or other action (a) seeking relief on Tenant's behalf as debtor, or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to Tenant or Tenant's debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (b) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or

                           (3) if Tenant shall make a general assignment for the
                  benefit of creditors; or

                           (4) if any case, proceeding or other action shall be
                  commenced or instituted against Tenant (a) seeking to have an order for relief entered against Tenant as debtor or to adjudicate Tenant a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to Tenant or Tenant's debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (b) seeking appointment of a receiver, trustee, custodian or other similar official for Tenant or for all or any substantial part of Tenant's property, which either (i) results in any such entry of an order for relief, adjudication of bankruptcy or insolvency or such an appointment or the issuance or entry of any other order having a similar effect or (ii) remains undismissed for a period of sixty (60) days; or

                           (5) if a trustee, receiver or other custodian shall
                  be appointed for any substantial part of the assets of Tenant which appointment is not vacated or effectively stayed within sixty (60) days; or

                  (g) if Tenant shall default in the observance or performance of any other term, covenant or condition of this Lease on Tenant's part to be observed or performed and Tenant shall fail to remedy such default within fifteen (15) days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot with due diligence be completely remedied within said period of fifteen (15) days and the continuation of which for the period required for cure will not subject Landlord to the risk of criminal liability or foreclosure of any Mortgage, if Tenant shall not, (i) within said fifteen (15) day period advise Landlord of Tenant's intention duly to institute all steps necessary to remedy such situation, (ii) duly institute within said fifteen (15) day period, and thereafter diligently and continuously prosecute to completion all steps necessary to remedy the same and (iii) complete such remedy within such time after the date of the giving of said notice by Landlord as shall reasonably be necessary.

         Section 17.2. If an Event of Default shall occur, Landlord may, at any time thereafter, at Landlord's option, give written notice to Tenant stating that this Lease and the Term shall expire and terminate on the date specified in such notice, which date shall not be less than three (3) days after Tenant's receipt of such notice, or such longer term as specified in the notice, whereupon this Lease and the Term and all rights of Tenant under this Lease shall automatically expire and terminate as if the date specified in the notice given pursuant to this Section 17.2 were the Fixed Expiration Date and Tenant immediately shall quit and surrender the Premises, but Tenant shall remain liable for damages as provided herein or pursuant to law. Anything contained herein to the contrary notwithstanding, if such termination shall be stayed by order of any court having jurisdiction over any proceeding described in Section 17.1(f), or by federal or state statute, then, following the expiration of any such stay, or if the trustee appointed in any such proceeding, Tenant or Tenant as debtor-in-possession fails to assume Tenant's obligations under this Lease within the period prescribed therefor by law or within one hundred twenty (120) days after entry of the order for relief or as may be allowed by the court, or if said trustee, Tenant or Tenant as debtor-in-possession shall fail to provide adequate protection of Landlord's right, title and interest in and to the Premises or adequate assurance of the complete and continuous future performance of Tenant's obligations under this Lease, Landlord, to the extent permitted by law or by leave of the court having jurisdiction over such proceeding, shall have the right, at its election, to terminate this Lease on three (3) days' prior written notice to Tenant, Tenant as debtor-in possession or said trustee and upon the expiration of said three (3) day period this Lease shall cease and expire as aforesaid and Tenant, Tenant as debtor-in-possession or said trustee shall immediately quit and surrender the Premises as aforesaid.

         Section 17.3. If, at any time, (i) Tenant shall consist of two (2) or more persons, or (ii) Tenant's obligations under this Lease shall have been guaranteed by any person other than Tenant, or (iii) Tenant's interest in this Lease has been assigned, the word "Tenant" as used in Section 17.1(f), shall be deemed to mean any one or more of the persons primarily or secondarily liable for Tenant's obligations under this Lease. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in Section 17.1(f) shall be deemed paid as compensation for the use and occupancy of the Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of Rental or a waiver on the part of Landlord of any rights under Section 17.2.

                                  ARTICLE XVIII

                              REMEDIES AND DAMAGES

         Section 18.1. (a) If any Event of Default shall occur, or this Lease and the Term shall expire and come to an end as provided in Article 17:

                  6. Tenant shall quit and peacefully surrender the Premises to Landlord, and Landlord and its agents may immediately, or at any time after such Event of Default or after the date upon which this Lease and the Term shall expire and come to an end, re-enter the Premises or any part thereof, without notice, either by summary proceedings, or by any other applicable action or proceeding or otherwise (without being liable to indictment, prosecution or damages therefor), but excluding by force, and may repossess the Premises and dispossess Tenant and any other persons from the Premises by summary proceedings or otherwise (excluding by force) and remove any and all of their property and effects from the Premises (and Tenant shall remain liable for damages as provided herein or pursuant to law); and

                  7. Landlord, at Landlord's option, may relet the whole or any part or parts of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Fixed Expiration Date, at such rent or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in Landlord's sole discretion, may determine; provided, however, that Landlord shall have no obligation to relet the Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise affect any such liability, and Landlord, at Landlord's option, may make such Alterations, in and to the Premises as Landlord, in Landlord's sole discretion, shall consider advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

         (b) Tenant hereby waives the service of any notice of intention to re-enter that may otherwise be required to be given under any present or future law. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does further hereby waive any and all rights that Tenant and all such persons might otherwise have under any present or future law to redeem the Premises, or to re-enter or repossess the Premises, or to restore the operation of this Lease, after (1) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (2) any reentry by Landlord, or (3) any expiration or termination of this Lease and the Term, whether such dispossess, re-entry, expiration or termination is by operation of law or pursuant to the provisions of this Lease.

         The words "re-entry," "re-enter" and "re-entered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings. In the event of a breach or threatened breach by Tenant, or any persons claiming through or under Tenant, of any term, covenant or condition of this Lease, Landlord shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if reentry, summary proceedings and other special remedies were not provided in this Lease for such breach. The right to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

         Section 18.2. (a) If this Lease and the Term shall expire and come to an end as provided in Article 18, or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Premises as provided in Section 18.1, or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

                  1. Tenant shall pay to Landlord all Fixed Rent, Escalation Rent, other Additional Rent and other items of Rental payable under this Lease by Tenant to Landlord to the date upon which this Lease and the Term shall have expired and come to an end or to the date of re-entry upon the Premises by Landlord, as the case may be;

                  2. Tenant also shall be liable for and shall pay to Landlord, as damages, any deficiency ("Deficiency") between the Rental for the period which otherwise would have constituted the unexpired portion of the Term and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of Section 18.1(a)(2) for any part of such period (after first deducting from the rents collected under any such reletting all of Landlord's expenses in connection with the termination of this Lease, Landlord's reentry upon the Premises and such reletting including, but not limited to, all repossession costs, brokerage commissions, attorneys' fees and disbursements, alteration costs and other expenses of preparing the Premises for such reletting); any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for payment of installments of Fixed Rent; Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord's right to collect the Deficiency for any subsequent month by a similar proceeding; and

                  3. whether or not Landlord shall have collected any monthly Deficiency as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, in lieu of any further Deficiency as and for liquidated and agreed final damages, a sum equal to the amount by which the unpaid Rental for the period which otherwise would have constituted the unexpired portion of the Term exceeds the then fair and reasonable rental value of the Premises for the same period, both discounted to present worth at the Base Rate; if, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, are relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

         (b) Tenant shall in no event be entitled to any rents collected or payable under any reletting, whether or not such rents exceed the Fixed Rent reserved in this Lease. Solely for the purposes of this Article 18, the term "Escalation Rent" as used in Section 18.2(a) shall mean the Escalation Rent in effect immediately prior to the Expiration Date, or the date of re-entry upon the Premises by Landlord, as the case may be, adjusted to reflect any increase pursuant to the provisions of Article 3 hereof for the Operating Year immediately preceding such event. Nothing contained in Article 17 or this
Article 18 shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in this Section 18.2.

                                   ARTICLE XIX

                                FEES AND EXPENSES

         Section 19.1. If an Event of Default shall have occurred, Landlord may
(a) perform the obligations of Tenant for the account of Tenant, or (b) make any expenditure or incur any obligation for the payment of money in connection with any obligation owed by Tenant to Landlord, including, but not limited to, reasonable attorneys' fees and disbursements in instituting, prosecuting or defending any action or proceeding arising out of such Event of Default, and in either case the cost thereof, with interest thereon at the Applicable Rate, shall be deemed to be Additional Rent hereunder and shall be paid by Tenant to Landlord within ten (10) days after rendition of any bill or statement to Tenant therefor.

         Section 19.2. If Tenant shall fail to pay any installment of Fixed Rent, Additional Rent or any other item of Rental for a period longer than five
(5) days after the same shall have become due, Tenant shall pay to Landlord, in addition to such installment of Fixed Rent, Additional Rent or other item of Rental, as the case may be, as a late charge and as Additional Rent, a sum equal to interest at the Applicable Rate on the amount unpaid, computed from the date such payment was due, without regard to any such grace period, to and including the date of payment.

                                   ARTICLE XX

                         NO REPRESENTATIONS BY LANDLORD

         Section 20.1. Landlord and Landlord's agents have made no representations or promises with respect to the Building, the Real Property or the Premises except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth herein. Tenant shall accept possession of the Premises in its "AS IS" condition on the Commencement Date, and Landlord shall have no obligation to perform any work or make any installations in order to prepare the Premises for Tenant's occupancy. The taking of occupancy of the whole or any part of the Premises by Tenant shall be conclusive evidence, as against Tenant, that Tenant accepts possession of the same and that the Premises and the Building were in good and satisfactory condition at the time such occupancy was so taken. All references in this Lease to the consent or approval of Landlord shall be deemed to mean the written consent or approval executed by Landlord and no other consent or approval of Landlord shall be effective for any purpose whatsoever.

                                   ARTICLE XXI

                                   END OF TERM

         Section 21.1. Upon the expiration or other termination of this Lease, Tenant shall quit and surrender to Landlord the Premises, vacant, broom clean, in good order and condition, ordinary wear and tear excepted, and Tenant shall remove all of Tenant's Alterations as may be required pursuant to Article 5. Tenant shall also remove all of Tenant's Property and all other personal property and personal effects of all persons claiming through or under Tenant, and shall pay the cost of repairing all damage to the Premises and the Real Property occasioned by such removal. Any Tenant's Property or other personal property that remains in the Premises after the termination of this Lease shall be deemed to have been abandoned and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit. If such Tenant's Property or other personal property or any part thereof is sold, Landlord may receive and retain the proceeds of such sale as the property of Landlord. Any expense incurred by Landlord in removing or disposing of such Tenant's Property or other personal property or Alterations required to be removed as provided in Article 5, as well as the cost of repairing all damage to the Building or the Premises caused by such removal, shall be reimbursed to Landlord by Tenant, as Additional Rent, on demand.

         Section 21.2. If the Expiration Date falls on a day which is not a Business Day, then Tenant's obligations under Section 21.1 shall be performed on or prior to the immediately preceding Business Day.

         Section 21.3. If the Premises are not surrendered upon the expiration or other termination of this Lease, Tenant hereby indemnifies Landlord against liability resulting from delay by Tenant in so surrendering the Premises, including any claims made by any succeeding tenant or prospective tenant founded upon such delay and agrees to be liable to Landlord for (i) any payment or rent concession which Landlord may be required to make to any tenant obtained by Landlord for all or any part of the Premises in order to induce such tenant not to terminate its lease by reason of the holding-over by Tenant and (ii) the loss of the benefit of the bargain if any such tenant shall terminate its lease by reason of the holding-over by Tenant.

         Section 21.4. Tenant's obligation under this Article shall survive the expiration or termination of this Lease for a period ending six (6) months after the end of the calendar year in which the Expiration Date falls.

                                  ARTICLE XXII

                                   POSSESSION

         Section 22.1. Tenant acknowledges that it is in possession of the Premises as of the Commencement Date (Tenant being the prior owner of the Real Property and Building) and that no further act on Landlord's part is required as a condition to commencement of the Term of this Lease.

                                  ARTICLE XXIII

                                    NO WAIVER

         Section 23.1 No act or thing done by Landlord or Landlord's agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. Only an executive officer of Landlord shall have the power to accept surrender of the Premises prior to the termination of this Lease.

         Section 23.2. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations, shall not prevent a subsequent act, which would have originally constituted a violation, from having all of the force and effect of an original violation. The receipt by Landlord of Fixed Rent, Additional Rent or any other item of Rental with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations against Tenant or any other tenant of the Real Property or the Adjacent Property shall not be deemed a waiver of any such Rules and Regulations. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver shall be in writing and shall be signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the Rental then due and payable shall be deemed to be other than on account of the earliest item(s) of Rental, or as Landlord may elect to apply the same, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance due of the Rental or pursue any other remedy in this Lease provided. This Lease contains the entire agreement between the parties and all prior negotiations and agreements are merged herein. Any executory agreement hereafter made shall be ineffective to change, discharge or effect an abandonment of this Lease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, discharge or abandonment is sought.

                                  ARTICLE XXIV

                             WAIVER OF TRIAL BY JURY

         Section 24.1. LANDLORD AND TENANT SHALL AND THEY HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, WHETHER DURING OR AFTER THE TERM, OR FOR THE ENFORCEMENT OF ANY REMEDY UNDER ANY STATUTE, EMERGENCY OR OTHERWISE.

                                   ARTICLE XXV

                              INABILITY TO PERFORM

         Section 25.1. This Lease and the obligation of Tenant to pay Rental hereunder and to perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of Landlord's obligations under this Lease, expressly or implicitly to be performed by Landlord, or because Landlord is unable to make or is delayed in making any repairs, additions, alterations, improvements or decorations, or is unable to supply or is delayed in supplying any services, equipment or fixtures, if Landlord is prevented from or delayed in so doing by reason of acts of God, casualty, strikes or labor troubles, accident, governmental preemption in connection with an emergency, Requirements, Restrictive Covenants, conditions of supply and demand which have been or are affected by war or other emergency, or any other cause whatsoever, whether similar or dissimilar to the foregoing, beyond Landlord's reasonable control ("Unavoidable Delays").

         Section 25.2 Notwithstanding anything to the contrary set forth in this Lease, Landlord shall not be liable for any cessation and/or interruption of services to the Premises caused by failure of any Building Systems or other computerized functions affecting use or occupancy of the Premises to be able to perform properly datesensitive functions for dates leading up to or following January 1, 2000 (that is, to be Year 2000 compliant), nor shall any such failure constitute an eviction or constructive eviction or give rise to abatement of Rental.

                                  ARTICLE XXVI

                                BILLS AND NOTICES

         Section 26.1. (a) Except as otherwise expressly provided in this Lease, any bills, statements, consents, notices, demands, requests or other communications given or required to be given under this Lease ("Notice(s)") shall be in writing and shall be deemed sufficiently given or rendered if delivered by hand, or if sent by a nationally-recognized overnight courier service, delivery cost prepaid, marked for next-day delivery, or if deposited in a postage prepaid envelope in a depository that is regularly maintained by the U.S. Postal Service, sent by registered or certified mail (return receipt requested) and in either case addressed:

                  (i) if to Tenant, to Harrah's Operating Company, Inc., 5100 West Sahara Boulevard, Suite 200, Las Vegas, Nevada 89146, Attention:
         Office of the President and with a copy to Harrah's Operating Company, Inc., 5100 West Sahara Boulevard, Suite 200, Las Vegas, Nevada 89146,
         Attention: General Counsel, or

                  (ii) if to Landlord, at Landlord's address set forth in the first paragraph of this Lease, with a copy to Baker, Donelson, Bearman & Caldwell, 2000 First Tennessee Building, 165 Madison Avenue, Memphis, Tennessee 38103, Attn: Frank L. Watson, Jr., and with a copy to any Mortgagee who may have requested the same, by Notice given in accordance with the provisions of this Article 26, at the address designated by such Mortgagee, or to such other address(es) as either Landlord or Tenant may designate as its new address(es) for such purpose by notice given to the other in accordance with the provisions of this Article 26.

         (b) Notices shall be deemed to have been rendered or given (i) on the date delivered, if delivered by hand, or (ii) the day after shipment, if sent by overnight courier service, or (iii) three (3) days after mailing, if mailed as provided in Section 26.1(a). Notice given by counsel for either party on behalf of such party or by the Manager on behalf of Landlord shall be deemed valid notices if addressed and sent in accordance with the provisions of this Article.

         Section 26.2. Notwithstanding the provisions of Section 26.1, Notices requesting services for Overtime Periods pursuant to Article 27 may be given by delivery to the Building Manager or any other person in the Building designated by Landlord to receive such Notices, and bills may be rendered by delivering them to the Premises.

                                  ARTICLE XXVII

                             SERVICES AND EQUIPMENT

         Section 27.1. Landlord shall, at Landlord's expense:

         (a) Provide passenger elevator service to the Premises on Business Days during Operating Hours and, subject to Section 27.3, have one passenger elevator on call at all other times.

         (b) Furnish and distribute to the Premises, through the HVAC System, during Operating Hours, air-conditioning, and heat or ventilation, as needed; provided that Tenant shall, at all times, cooperate fully with Landlord and abide by all of the Rules and Regulations which Landlord may prescribe for the proper functioning of the HVAC System. Tenant hereby expressly waives any claims against Landlord arising out of the cessation of operation of the HVAC System, or the suitability of the Premises when the same is not in operation, whether due to normal scheduling or the reasons set forth in Section 27.3. Landlord will not be responsible for the failure of the HVAC System if such failure results from the occupancy of the Premises by more persons than the number of persons for which HVAC System is designed. If Tenant occupies the Premises at an occupancy rate of greater than that for which the HVAC System was designed, or if Tenant's partitions are arranged in such a way as to interfere with the normal operation of the HVAC System, Landlord may elect to make changes to the HVAC System or the ducts through which it operates required by reason thereof, and the cost thereof shall be reimbursed by Tenant to Landlord as Additional Rent within ten (10) days after presentation of a bill therefor. Landlord, throughout the Term, shall have free access to all mechanical installations of Landlord, including but not limited to air cooling, fan, ventilating and machine rooms and electrical closets, and Tenant shall not construct partitions or other obstructions that may interfere with Landlord's free access thereto, or interfere with the moving of Landlord's equipment to and from the enclosures containing said installations. Neither Tenant nor its agents, employees or contractors shall at any time enter the said enclosures or tamper with, adjust, touch or otherwise in any manner affect said mechanical installations. Landlord's obligations under this Section 27.1 and under Section 27.2 are subject to applicable Requirements that may limit the hours or the extent to which Landlord is permitted to supply HVAC.

         (c) Furnish hot and cold water for ordinary drinking, cleaning and lavatory purposes.

         (d) Provided Tenant shall keep the Premises in order, Landlord, at Landlord's expense, shall cause the Premises, excluding any portions thereof used as secured areas, to be cleaned on Business Days in accordance with the cleaning specifications annexed to this Lease as Exhibit "D." If, however, any additional cleaning of the Premises is to be done by Tenant, it shall be done at Tenant's sole expense, in a manner reasonably satisfactory to Landlord and no one other than persons approved by Landlord shall be permitted to enter the Premises or the Building for such purpose. Tenant shall pay to Landlord the cost of removal of any of Tenant's refuse and rubbish from the Premises and the Building (i) to the extent that the same, in any one day, exceeds the average daily amount of refuse and rubbish usually attendant upon the use of such Premises as offices, as described and included in Landlord's cleaning contract for the Building or recommended by Landlord's cleaning contractor, and (ii) related to or deriving from the preparation or consumption of food or drink. Bills for the same shall be rendered by Landlord to Tenant at such time as Landlord may elect and shall be due and payable as Additional Rent within ten (10) days after the time rendered.

         Section 27.2. Landlord reserves the right to stop the furnishing of the Building services and to stop service of the Building Systems, when necessary, by reason of accident, or emergency, or for Alterations in the judgment of Landlord desirable or necessary to be made, until said Alterations shall have been completed; and Landlord shall have no responsibility or liability for failure to supply air-conditioning, ventilation, heat, elevator, plumbing, electric, or other services during said period or when prevented from so doing by strikes, lockouts, difficulty of obtaining materials, accidents or by any cause beyond Landlord's reasonable control, or by Requirements or failure of electricity, water, steam, coal, oil or other suitable fuel or power supply, or inability by exercise of reasonable diligence to obtain electricity, water, steam, coal, oil or other suitable fuel or power. No diminution or abatement of rent or other compensation shall or will be claimed by Tenant as a result therefrom, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of such interruption, curtailment or suspension, nor shall the same constitute an actual or constructive eviction; provided, however, that if the cessation is caused by Landlord and continues for more than three (3) days, then Fixed Rent shall abate on a per diem basis from the fourth (4th) day until Landlord restores the Building services.

         Section 27.3. Tenant agrees to abide by all requirements which Landlord may prescribe for the proper protection and functioning of its Building Systems and the furnishing of the Building services. Tenant further agrees to cooperate with Landlord in any conservation effort pursuant to a program or procedure promulgated or recommended by ASHRAE or any Requirements.

                                 ARTICLE XXVIII

                                   [RESERVED]


                                  ARTICLE XXIX

                                   [RESERVED]


                                   ARTICLE XXX

                                      SIGNS

         Section 30.1. Landlord may replace the signs at the main entrance which serves the Real Property and Adjacent Property with signs which identify the businesses on both such properties, and may install signage at the driveway intersections on the Real Property and Adjacent Property which direct traffic to the appropriate businesses and parking area, all at Tenant's reasonable cost and expense, except that Landlord shall pay for signs with respect to the Adjacent Property. The location, size, materials, quality, design, color and lettering of any signs desired by Tenant shall be subject to the prior approval of Landlord and shall be in compliance with the standards set forth in Tenant Design and Construction Standards.

                                  ARTICLE XXXI

                                     BROKER

         Section 31.1. Landlord represents and warrants to Tenant that Landlord has not dealt with any broker or other Person who might claim a leasing commission in connection with this Lease other than the Broker(s). Landlord acknowledges that it is solely responsible to pay the leasing commissions due to the Broker in connection with the execution of this Lease. Tenant represents and warrants to Landlord that Tenant has not dealt with any broker or other Person who might claim a leasing commission in connection with this Lease. The execution and delivery of this Lease by Tenant shall be conclusive evidence that Tenant acknowledges that Landlord has relied upon the foregoing representation and warranty. Tenant shall indemnify and hold harmless Landlord from and against any and all claims for commission, fee or other compensation by any Person (other than Broker) who claims to have dealt with Tenant in connection with this Lease and for any and all costs incurred by Landlord in connection with such claims, including, without limitation, attorneys' fees and disbursements. The execution and delivery of this Lease by Landlord shall be conclusive evidence that Landlord acknowledges that Tenant has relied upon the foregoing representation and warranty. Landlord shall indemnify and hold harmless Tenant from and against any and all claims for commission, fee or other compensation by any Person (including Broker) who claims to have dealt with Landlord in connection with this Lease and for any and all costs incurred by Tenant in connection with such claims, including, without limitation, attorneys' fees and disbursements. This provision shall survive the expiration or earlier termination of this Lease.

                                  ARTICLE XXXII

                                    INDEMNITY

         Section 32.1. Tenant shall indemnify and save harmless the Landlord Indemnitees from and against (a) all claims of third parties of whatever nature against the Landlord Indemnitees arising from any act, omission or negligence of Tenant or Persons Within Tenant's Control, (b) all claims of third parties against the Landlord Indemnitees arising from any accident, injury or damage whatsoever caused to any such third party or such party's property and occurring in or about the Premises during the Term or during Tenant's occupancy of the Premises, unless and to the extent caused by the negligence or willful misconduct of Landlord or its principals, officers or employees, (c) all claims of third parties against the Landlord Indemnitees arising from any accident, injury or damage occurring outside of the Premises but anywhere within or about the Real Property, where such accident, injury or damage results or is claimed to have resulted from an act, omission or negligence of Tenant or Persons Within Tenant's Control, and (d) any breach, violation or non-performance of any covenant, condition or agreement contained in this Lease to be fulfilled, kept, observed and performed by Tenant except as otherwise provided in this Lease; provided, however, that the indemnity and save harmless provision set out in this Section 32.1 and 32.2 shall have no effect to the extent that the Landlord Indemnitees are protected by insurance maintained under the provisions of
Article XI hereof. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, attorneys' fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof.

         Section 32.2. If any claim, action or proceeding is made or brought against any Landlord Indemnitee, against which claim, action or proceeding Tenant is obligated to indemnify such Landlord Indemnitee pursuant to the terms of this Lease, then, upon demand by the Landlord Indemnitee, Tenant, at its sole cost and expense, shall resist or defend such claim, action or proceeding in the Landlord Indemnitee's name, if necessary, by such attorneys as the Landlord Indemnitee may select. The provisions of this Article 32 shall survive the expiration or earlier termination of this Lease.

         Section 32.3 Landlord shall indemnify and save harmless the Tenant Indemnitees from and against (a) all claims of third parties of whatever nature against the Tenant Indemnitees arising from any act, omission or negligence of Landlord or Persons Within Landlord's Control, (b) all claims of third parties against the Tenant Indemnitees arising from any accident, injury or damage whatsoever caused to any such third party or such party's property and occurring in or about the Premises during the Term or during Tenant's occupancy of the Premises where such accident, injury or damage results or is claimed to have resulted from an act or omission or negligence of Landlord or Persons Within Landlord's Control, (c) all claims of third parties against the Tenant Indemnitees arising from any accident, injury or damage occurring outside of the Premises but anywhere within or about the Real Property, unless and to the extent caused by the negligence or willful misconduct of Tenant or its principals, officers or employees, and (d) any breach, violation or non-performance of any covenant, condition or agreement in this Lease to be fulfilled, kept, observed and performed by Tenant, except as otherwise provided in this Lease; provided, however, that the indemnity and save harmless provision set out in this Section 32.3 and 32.4 shall have no effect to the extent that Tenant Indemnitees are protected by insurance maintained under the provisions of
Article XI hereof. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, attorneys' fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof.

         Section 32.4 If any claim, action or proceeding is made or brought against any Tenant Indemnitee, against which claim, action or proceeding Landlord is obligated to indemnify such Tenant Indemnitee pursuant to the terms of this Lease, then, upon demand by the Tenant Indemnitee, Landlord, at its sole cost and expense, shall resist or defend such claim, action or proceeding in the Tenant Indemnitee's name, if necessary, by such attorneys as the Tenant Indemnitee may select. The provisions of this Article 32 shall survive the expiration or earlier termination of this Lease.

                                 ARTICLE XXXIII

                                   [RESERVED]


                                  ARTICLE XXXIV

                                   [RESERVED]



                                  ARTICLE XXXV

                                   [RESERVED]


                                  ARTICLE XXXVI

                           COVENANT OF QUIET ENJOYMENT

         Section 36.1. Landlord covenants that, upon Tenant paying the Fixed Rent and Additional Rent and observing and performing all the terms, agreements, covenants, provisions and conditions of this Lease on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises, subject nevertheless to the terms and conditions of this Lease; provided, however, that no impairment or deprivation of Tenant's use of the Premises which results from a violation of Restrictive Covenants shall be construed as a breach of this covenant nor permit abatement of Rental due hereunder unless such violation results from acts or neglect of Landlord in which Tenant played no part; provided further that no eviction of Tenant by reason of the foreclosure of any Mortgage now or hereafter affecting the Premises, shall be construed as a breach of this covenant nor shall any action by reason thereof be brought against Landlord; and provided further that this covenant shall bind and be enforceable against Landlord or any successor to Landlord's interest, subject to the terms hereof, only so long as Landlord or any successor to Landlord's interest, is in possession and is collecting rent from Tenant but not thereafter.

                                 ARTICLE XXXVII

                                  MISCELLANEOUS

         Section 37.1. Landlord retains all air rights over the Premises. Tenant may not place anything on or attach anything to the roof of the Premises without first obtaining Landlord's written consent, which consent may be granted or withheld in Landlord's reasonable discretion.

         Section 37.2. The obligations of Landlord under this Lease shall not be binding upon Landlord named herein after the sale, conveyance, assignment or transfer by such Landlord (or upon any subsequent landlord after the sale, conveyance, assignment or transfer by such subsequent landlord) of its interest in the Building or the Real Property, as the case may be, and in the event of any such sale, conveyance, assignment or transfer, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord under this Lease thereafter arising, and the transferee shall be deemed to have assumed, subject to the remaining provisions of this Section 37.2, all obligations of the Landlord under this Lease arising after the effective date of the transfer. No trustee, partner, shareholder, director or officer of Landlord, or of any partner or shareholder of Landlord (collectively, the "Parties") shall have any direct or personal liability for the performance of Landlord's obligations under this Lease, and Tenant shall look solely to Landlord's interest in the Building to enforce Landlord's obligations hereunder and shall not otherwise seek any damages against Landlord personally or any of the Parties whatsoever.

         Section 37.3. [RESERVED]

         Section 37.4. The parties shall prepare and sign a suitable memorandum of this Lease for recordation. This Lease shall not be recorded.

         Section 37.5. Except as otherwise expressly stated in this Lease, any consent or approval required to be obtained from Landlord may be granted by Landlord in its sole discretion.

         Section 37.6. [RESERVED]

          Section 37.7. If Tenant shall remain in possession of the Premises after the Expiration Date, without the execution by both

Tenant and Landlord of a new lease, Tenant, at the election of Landlord, shall be deemed to be occupying the Premises as a Tenant from month-to-month, at a monthly rental equal to one and one-half (1.5) times the Rental payable during the last month of the Term, subject to all the other conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy.

         Section 37.8. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. If any words or phrases in this Lease are stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Lease shall be construed as if the words or phrases stricken out or otherwise eliminated were never included in this Lease and no implication or inference shall be drawn from the fact that such words or phrases were stricken out or otherwise eliminated.

         Section 37.9. [RESERVED]

         Section 37.10. [RESERVED]

         Section 37.11. If any of the provisions of this Lease, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby and shall remain valid and enforceable, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

         Section 37.12. Landlord shall have the right to erect any gate, chain or other obstruction or to close off any portion of the Real Property to the public at any time to the extent necessary to prevent a dedication thereof for public use.

         Section 37.13. Tenant agrees that in all disputes arising directly or indirectly out of this Lease Tenant shall be subject to service of process in, and the jurisdiction of the courts of, the State of Tennessee. The provisions of this Section 37.13 shall survive the expiration of this Lease.

         Section 37.14. This Lease contains the entire agreement between the parties and all prior negotiations and agreements are merged into this Lease. Except as provided in Section 37.6, this Lease may not be changed, abandoned or discharged, in whole or in part, nor may any of its provisions be waived except by a written agreement that
(a) expressly refers to this Lease, (b) is executed by the party against whom enforcement of the change, abandonment, discharge or waiver is sought, and (c) is permissible under the Mortgage(s).

         Section 37.15. Any apportionment or prorations of Rental to be made under this Lease shall be computed on the basis of a three hundred sixty (360) day year, with twelve (12) months of thirty (30) days each.

         Section 37.16. The laws of the State of Tennessee applicable to contracts made and to be performed wholly within the State of Tennessee shall govern and control the validity, interpretation, performance and enforcement of this Lease.

         Section 37.17. Tenant warrants and represents that it is duly incorporated under the laws of the State of Delaware and is duly qualified to do business in the State of Tennessee (a copy of evidence thereof to be supplied to Landlord upon request); and that each person executing this Lease on behalf of Tenant is an officer of Tenant and that he or she is duly authorized to execute, acknowledge and deliver this Lease to Landlord (a copy of a resolution to that effect to be supplied to Landlord upon request).

         Section 37.18. The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

         Section 37.19. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors, and, except as otherwise provided in this Lease, their assigns.

         Section 37.20. For the purposes of this Lease and all agreements supplemental to this Lease, unless the context otherwise requires:

                  (a) The words "herein", "hereof", "hereunder" and "hereby" and words of similar import shall be construed to refer to this Lease as a whole and not to any particular Article or Section unless expressly so stated.

                  (b) Reference to "termination of this Lease" or "expiration of this Lease" and words of like import includes expiration or sooner termination of this Lease and the Term and the estate hereby granted or cancellation of this Lease pursuant to any of the provisions of this Lease or to law. Upon the termination of this Lease, the Term and estate granted by this Lease shall end at noon on the date of termination as if such date were the Fixed Expiration Date, and neither party shall have any further obligation or liability to the other after such termination except (i) as shall be expressly provided for in this Lease, and (ii) for such obligations as by their nature under the circumstances can only be, or by the provisions of this Lease, may be, performed after such termination, and, in any event, unless expressly otherwise provided in this Lease, any liability for a payment (which shall be apportioned as of such termination) which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this Lease.

                  (c) Words and phrases used in the singular shall be deemed to include the plural and vice versa, and nouns and pronouns used in any particular gender shall be deemed to include any other gender.

         Section 37.21. All exhibits attached to this Lease are incorporated herein and Tenant agrees to execute Exhibit "H" upon Landlord's request without unreasonable delay.

         IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.


                              RBM CHERRY ROAD PARTNERS, a
                              Tennessee general partnership

                              BY:  RBM Venture Company, a
                                   Delaware corporation, its
                                   managing general partner


                              By:  /s/ SCOTT IMORDE
                                   ---------------------------------------------
                              Its: Vice President
                                   ---------------------------------------------
                                                                        LANDLORD


                              HARRAH'S OPERATING COMPANY, INC.


                              By:  /s/ COLIN V. REED
                                   ---------------------------------------------
                              Its: Chief Financial Officer
                                   ---------------------------------------------
                                                                          TENANT

                                   Exhibit "A"

                                Legal Description

PROPERTY LOCATED IN SHELBY COUNTY, TENNESSEE:

PARCEL I

         BEING A PART OF THE HARRAH'S ENTERTAINMENT, INC. CORPORATE HEADQUARTERS P.D. AS RECORDED IN PLAT BOOK 155, PAGE 8, ALSO BEING A PART OF THE HOLIDAY INNS, INC. PROPERTY AS RECORDED IN INSTRUMENT U7-2133 AT THE SHELBY COUNTY REGISTER'S OFFICE, LOCATED IN MEMPHIS, TENNESSEE AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

         BEGINNING AT A POINT ON THE NORTH LINE OF HAVERHILL ROAD (50' R.O.W.),
         25.15 FEET WEST OF THE WEST LINE OF CHERRY ROAD (R.O.W. VARIES); THENCE ALONG SAID NORTH LINE N89 38'59"W A DISTANCE OF 986.49 FEET TO A POINT OF CURVATURE; THENCE ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF
         257.02 FEET, AN ARC LENGTH OF 120.30 FEET, (CHORD N76 22'21"W - 119.20
         FEET) TO A FOUND CROW'S MARK AT THE SOUTHEAST CORNER OF THE JOEL M. COX PROPERTY (INST. S9-0045); THENCE N37 29'55"E ALONG THE EAST LINE OF SAID COX PROPERTY A DISTANCE OF 163.78 FEET TO A POINT, SAID POINT BEING THE NORTHEAST CORNER OF SAID JOEL M. COX PROPERTY, ALSO BEING THE SOUTHEAST CORNER OF LOT 31, AUDUBON PARK SUBDIVISION (PB. 14, PG. 30); THENCE ALONG THE EAST LINE OF SAID AUDUBON PARK SUBDIVISION N0 13'10"W A DISTANCE OF 579.13 FEET TO A POINT, SAID POINT BEING ON THE EAST LINE OF LOT 26 OF AUDUBON PARK SUBDIVISION (PB. 14, PG. 30) AND 15.11 FEET SOUTH OF THE NORTH LINE OF SAID LOT 26; THENCE ALONG THE FOLLOWING COURSES AND DISTANCES: S59 52'06"E A DISTANCE OF 225.85 FEET TO A POINT; THENCE N30 15'47"E A DISTANCE OF 48.67 FEET TO A POINT; THENCE S86 44'15"E A DISTANCE OF 75.95 FEET TO A POINT; THENCE S3 15'45"W A DISTANCE OF 27.58 FEET TO A POINT; THENCE S86 44'15"E A DISTANCE OF
         173.28 FEET TO A POINT; THENCE N27 16'38"E A DISTANCE OF 188.13 FEET TO A POINT; THENCE S89 37'17"E A DISTANCE OF 222.36 FEET TO A POINT; THENCE N0 00'14"W A DISTANCE OF 267.93 FEET TO A POINT ON THE SOUTH LINE OF THE DIXON GALLERY AND GARDENS PROPERTY (K8-7671); THENCE ALONG SAID SOUTH LINE S89 37'17"E A DISTANCE OF 264.26 FEET TO A FOUND AXLE ON THE WEST LINE OF SAID CHERRY ROAD, SAID POINT ALSO BEING THE SOUTHEAST CORNER OF SAID DIXON GALLERY AND GARDENS PROPERTY; THENCE ALONG SAID WEST LINE

         S0 00'14"E A DISTANCE OF 905.25 FEET TO A POINT; THENCE N98 38'59"W A DISTANCE OF 10.00 FEET TO A POINT; THENCE S0 00'14E A DISTANCE OF
         131.85 FEET TO A POINT OF CURVATURE; THENCE ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 25.00 FEET, AN ARC LENGTH OF 39.42 FEET (CHORD S45 10'23"W - 35.46 FEET) TO THE POINT OF BEGINNING.

PARCEL II

The property on which exists a three (3) story office building is situated in Memphis, Shelby County, Tennessee, and is described as follows:

         BEING A PART OF THE HARRAH'S ENTERTAINMENT, INC. CORPORATE HEADQUARTERS P.D. AS RECORDED IN PLAT BOOK 155, PAGE 8, ALSO BEING THE HOLIDAY INN'S INC. PROPERTY AS RECORDED IN INSTRUMENT U7-2133 AT THE SHELBY COUNTY REGISTER'S OFFICE, LOCATED IN MEMPHIS, TENNESSEE AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

         COMMENCING AT A POINT ON THE CENTERLINE OF CHERRY ROAD (R.O.W. VARIES), 1087.24 FEET NORTH OF THE INTERSECTION OF HAVERHILL ROAD (50' R.O.W.) AND SAID CHERRY ROAD; THENCE NO89 37'17"W A DISTANCE OF 30.00 FEET TO A FOUND AXLE ON THE WEST LINE OF SAID CHERRY ROAD; SAID POINT ALSO BEING THE SOUTHEAST CORNER OF THE DIXON GALLERY AND GARDENS PROPERTY (INST. K8-7671); THENCE N89 37'17"W A DISTANCE OF 264.26 FEET TO THE POINT OF BEGINNING, SAID POINT BEING ON THE SOUTH LINE OF SAID DIXON GALLERY AND GARDENS PROPERTY; THENCE ALONG THE FOLLOWING COURSES AND
         DISTANCES: S0 00'14"E A DISTANCE OF 267.93 FEET TO A POINT; THENCE
         N89 37'17"W A DISTANCE OF 222.36 FEET TO A POINT; THENCE S27 16'38"W A DISTANCE OF 188.13 FEET TO A POINT; THENCE N86 44'15"W A DISTANCE OF
         173.28 FEET TO A POINT; THENCE N3 15'45"E A DISTANCE OF 27.58 FEET TO A POINT; THENCE N86 44'15"W A DISTANCE OF 75.95 FEET TO A POINT; THENCE S30 15'47"W A DISTANCE OF 48.67 FEET TO A POINT; THENCE N59 52'06"W A DISTANCE OF 225.85 FEET TO A POINT ON THE EAST LINE OF LOT 26 OF AUDUBON PARK SUBDIVISION (PB. 14, PG. 30), SAID POINT BEING 15.11 FEET SOUTH OF THE NORTH LINE OF SAID LOT 26; THENCE ALONG SAID EAST LINE AND THE EAST LINE OF THE RESUBDIVISION OF LOTS 21-25, AUDUBON PARK SUBDIVISION (PB. 15, PG. 4) N0 13'10"W A DISTANCE OF 325.74 FEET TO A FOUND AXLE, SAID AXLE ALSO BEING THE SOUTHWEST CORNER OF SAID DIXON GALLERY AND GARDENS PROPERTY; THENCE ALONG THE SOUTH LINE OF SAID DIXON GALLERY AND GARDENS PROPERTY

         S89 37'17"E A DISTANCE OF 776.93 FEET TO THE POINT OF BEGINNING.

                                   Exhibit "B"

                    Plat Showing Building and Building No. 2

                                   Exhibit "C"

                              Rules and Regulations


Definitions                         1.       Wherever in these Rules and
                                             Regulations the word "Tenant" is
                                             used, it shall be taken to apply to
                                             and include the Tenant and his
                                             agents, employees, invitees,
                                             licensees, visitors, subtenants and
                                             contractors, and shall be deemed of
                                             such number and gender as the
                                             circumstances require. The word
                                             "Landlord" shall be taken to
                                             include the employees and agents of
                                             Landlord.

Obstructions                        2.       The streets, sidewalks, entrances,
                                             driveways, halls, passages,
                                             elevators, stairways and Common
                                             Areas provided by Landlord shall
                                             not be obstructed by Tenant.

Washrooms                           3.       Toilet rooms, water-closets and
                                             other water apparatus shall not be
                                             used for any purposes other than
                                             those for which constructed.

Fire Prevention                     4.       Tenant shall not do anything in the
                                             Premises or bring or keep anything
                                             therein, which shall in any way
                                             increase or tend to increase the
                                             risk of fire or the rate of fire
                                             insurance, or which shall conflict
                                             with the regulations of the Fire
                                             Department or the fire laws, or
                                             with the rules and regulations of
                                             the City of Memphis, or equivalent
                                             bodies, or with any insurance
                                             policy on the Building or any part
                                             thereof, or with any law,
                                             ordinance, rule or regulation
                                             affecting the occupancy and use the
                                             Premises, now existing or hereafter
                                             enacted or promulgated by any
                                             public authority or by the City of
                                             Memphis or any equivalent body.

Tenant's Equipment                  5.       It is Tenant's responsibility to
                                             properly operate all business
                                             equipment and coffee machines and
                                             to service such equipment and
                                             machines.

General                             6.       In order to insure proper use and
Prohibitions                                 care of the Premises, Tenant shall
                                             not, without the consent of
                                             Landlord or unless otherwise
                                             permitted in the Lease:

                                    a.       Keep or permit animals or birds in
                                             the Building except as required for
                                             handicapped persons.

                                    b.       Use the Premises as sleeping
                                             apartments.

                                    c.       Allow any sign, advertisement or
                                             notice to be fixed to the Building,
                                             inside or outside, without
                                             Landlord's written consent.

                                    d.       Make improper noise or disturbances
                                             of any kind, or otherwise do
                                             anything to disturb other tenants
                                             or tend to injure the reputation of
                                             the Building.

                                    e.       Mark or defile elevators, water
                                             closets, toilet rooms, walls,
                                             windows, doors or any other parts
                                             of the Building.

                                    f.       Place anything on the outside of
                                             the Building, including roof
                                             setbacks, window ledges and other
                                             projections; or drop anything from
                                             the windows, stairways or parapets;
                                             or place trash or other matter in
                                             the halls, stairways, elevators or
                                             light wells of the Building.

                                    g.       Cover, block or obstruct any
                                             window, skylight, door or transom
                                             or any other surface that admits
                                             light, except building standard
                                             blinds.

                                    h.       Interfere with the heating or
                                             cooling apparatus.

                                    i.       Allow anyone but Landlord's
                                             employees to clean Premises.

                                    j.       Leave open doors to the Premises at
                                             any time except as otherwise
                                             approved by Landlord, and same
                                             shall be locked at all times when
                                             Premises are not occupied.

                                    k.       Install any shades, blinds or
                                             awnings without consent of the
                                             Landlord, except building standard
                                             blinds.

                                    l.       Use any electric heating device,
                                             such as a space heater, without
                                             consent of the Landlord.

                                    m.       Install call boxes, or any kind of
                                             wire in or on the Building without
                                             Landlord's permission and
                                             direction.

                                    n.       Manufacture any commodity, or
                                             prepare or dispense any foods,
                                             beverages, or alcoholic beverages,
                                             tobacco, drugs, flowers, or other
                                             commodities or articles without the
                                             written consent of Landlord. All
                                             food and beverage vending machines
                                             will be provided by the Landlord
                                             Approved Contractor.

                                    o.       Secure duplicate keys for Premises
                                             or toilets, except from Landlord,
                                             or change the locks of any doors to
                                             or in the Premises.

                                    p.       Give employees or other persons
                                             permission to go upon or erect or
                                             place any antennae, tower or other
                                             structure or equipment on the roof
                                             of the Building without the written
                                             consent of the Landlord.

                                    q.       Place door mats in public corridors
                                             (i.e., within the Common Area)
                                             without consent of Landlord.

                                    r.       Schedule, receive or accept freight
                                             other than Monday through Friday,
                                             excluding holidays, between the
                                             hours of 7:00 a.m. to 7:00 p.m.

                                    s.       Leave the Land and enter the
                                             Adjacent Property, except via the
                                             designated entrance driveway
                                             between the Land and Cherry Road,
                                             but then only during the course of
                                             arriving and leaving for work
                                             during Operating Hours.

Business                            7.       Business machines and mechanical
Machines                                     equipment which cause vibration,
                                             noise, cold or heat that may be
                                             transmitted to Building structure
                                             or to any leased space outside
                                             Premises shall be placed and
                                             maintained by Tenant, at its sole
                                             cost and expense, in settings of
                                             cork, rubber,
                                             or spring type vibration
                                             eliminators sufficient to absorb
                                             and prevent such vibration, noise,
                                             cold or heat. No business machines
                                             or mechanical equipment which
                                             require above normal business
                                             machine level or high amounts of
                                             electricity shall be used or
                                             installed in the Premises without
                                             Landlord's written consent and if
                                             installed, all electricity used
                                             shall be metered and paid by Tenant
                                             as Additional Rent.

Movement of                         8.       Landlord reserves the right to
Equipment                                    designate the time when and the
                                             method whereby freight, small
                                             office equipment, furniture, safes
                                             and other like articles may be
                                             brought into, moved, or removed
                                             from the Building or Premises, and
                                             to designate the location for
                                             temporary disposition of such
                                             items.

Tenant Moves                        9.       Landlord's tenant move in/move out
                                             policy is as follows:

                                    a.       All moves will be done at such
                                             times as shall not unduly interfere
                                             with other tenants or occupants of
                                             the Real Property or Adjacent
                                             Property.

                                    b.       Landlord shall approve the moving
                                             contractor and such contractor
                                             shall coordinate all aspects of the
                                             move with Landlord.

                                    c.       Tenant's contractor shall provide a
                                             certificate of insurance evidencing
                                             liability, property damage and
                                             workmen's compensation insurance of
                                             not less than $1,000,000, naming
                                             Landlord as additional insured.

                                    d.       Tenant's contractor shall use
                                             appropriate padding and masonite
                                             floor covering to protect all
                                             surfaces including door jambs,
                                             subject to Landlord's inspection
                                             and approval.

                                    e.       Tenant will reimburse Landlord for
                                             all security provided.

                                    f.       Tenant will be responsible for any
                                             damages during the move.

Rights Reserved                     10.      Without abatement or diminution in
to Landlord                                  rent, Landlord reserves and shall
                                             have the following additional
                                             rights:

                                    a.       To install and maintain a sign or
                                             signs on the exterior of the
                                             Building.

                                    b.       To designate all sources furnishing
                                             sign painting and lettering, ice,
                                             drinking water, towels and toilet
                                             supplies and other like services
                                             used on the Premises.

                                    c.       At any time or times Landlord
                                             either voluntarily or pursuant to
                                             governmental requirement, may, at
                                             Landlord's own expense, make
                                             repairs, alterations or
                                             improvements in or to the Building
                                             or any part thereof and during
                                             alterations, any close entrances,
                                             doors, windows, corridors,
                                             elevators or other facilities,
                                             provided that such acts shall not
                                             unreasonably interfere with
                                             Tenant's use and occupancy of the
                                             Premises as a whole.

                                    d.       During the last six (6) months of
                                             the term or any part thereof, if
                                             during or prior to that time the
                                             Tenant vacates the Premises, to
                                             decorate, remodel, repair, alter or
                                             otherwise prepare the Premises for
                                             re-occupancy.

                                    e.       To constantly have pass keys and
                                             Security System clearance to the
                                             Premises.

                                    f.       Landlord may reasonably enter upon
                                             the Premises and may exercise any
                                             or all of the foregoing rights
                                             hereby reserved without being
                                             deemed guilty of an eviction or
                                             disturbance of Tenant's use or
                                             possession and without being liable
                                             in any manner to the Tenant.

                                    g.       To access the Dixon Gallery and
                                             Gardens via the Common Area.

Regulation                          11.      Landlord shall have the right to
Change                                       make such other and further
                                             reasonable rules and regulations as
                                             in the judgment of Landlord, may
                                             from time to time be needful for
                                             the safety, appearance, care and
                                             cleanliness of the Building and
                                             Building No. 2 and for the
                                             preservation
                                             of order therein, Landlord shall
                                             not be responsible to Tenant for
                                             any violation of rules and
                                             regulations by other tenants or
                                             occupants of the Real Property or
                                             Adjacent Property.

Smoking Areas                       12.      Landlord shall have the right, from
                                             time to time, to designate and
                                             thereafter to change, alter or
                                             redesignate, smoking and
                                             non-smoking area(s) outside the
                                             Building and shall further be
                                             permitted to prohibit or limit such
                                             activity in order to fully comply
                                             with any applicable governmental
                                             ordinance, law or regulation.
                                             Tenant shall not permit any of its
                                             employees, agents or invitees to
                                             smoke except in the designated
                                             smoking area(s) and, in any event,
                                             never inside the Building.

Plumbing                            13.      Plumbing fixtures and appliances
                                             shall be used only for purposes for
                                             which constructed, and no
                                             sweepings, rubbish, rags or other
                                             unsuitable material shall be thrown
                                             or placed therein. Damage resulting
                                             to any such fixtures or appliances
                                             from misuse by Tenant shall be
                                             repaired and replaced at Tenant's
                                             sole cost and expense, and Landlord
                                             shall not in any case be
                                             responsible therefor.

Parking                             14.      Tenant shall use best efforts to
                                             cause Tenant's employees to park
                                             their motor vehicles in those
                                             portions of the parking area
                                             designated by Landlord ("Tenant's
                                             Parking Area").

Access                              15.      Tenant shall access Tenant's
                                             Parking Area and/or the Building
                                             via the driveway designated on
                                             Exhibit "C-1" which is attached
                                             hereto and supplements these Rules
                                             and Regulations.

                                   Exhibit "D"

                             Cleaning Specifications


         Landlord agrees that, at its expense, it will do the following standard janitorial work for the Premises.

I.       General Space Cleaning - five (5) nights per week Monday thru Friday

         A.       Nightly

                  1.       Empty and dust wipe all receptacles.

                  2. Replace plastic liners in waste receptacles as required.

                  3. Remove waste to a compactor, hamper, or place waste in bags and leave in a designated area.

                  4.       Empty and damp-wipe ashtrays.

                  5.       Clean entrance glass.

                  6.       Clean glass in directories.

                  7. Spot clean all interior glass, including the glass railing on the plaza and third floor.

                  8.       Damp-wipe all glass top desks and tables.

                  9. Spot clean walls, doors, door frames and around light switches.

                  10. Clean the elevators including walls, floors, doors, lights, tracks and indicator panels.

                  11. Clean and polish stainless steel in the main lobby, elevator lobbies, elevators, etc.

                  12. Damp-wipe spillages on furniture in lounge and lunchroom areas. (Tenant shall be responsible for cleaning of dishes, refrigerators and other kitchen appliances.)

                  13.      Sanitize and polish all drinking fountains.

                  14. Vacuum all carpeted areas with particular attention being paid to under desks, moveable furniture, corners and edges, etc.

                  15.      Spot clean carpet as needed.

                  16. Sweep all granite pavers and composition tile flooring with a specially treated mop and buff.

                  17.      Damp mop trackage and spillage as required.

                  18.      Sweep cement stairways.  Damp-mop as required.

                  19. Dust or damp-wipe handrails and metalwork as required.

                  20. Sweep with specially treated mop, and wash floors in service areas.

                  21. Upon the completion of cleaning, the cleaning equipment will be stored neatly in a designated location.

         B.       Monthly

                  1.       Clean and polish desk tops.

                  2.       Perform high dusting not reached in normal cleaning.

                  3.       Dust Venetian blinds.

                  4. Spray buff vinyl tile flooring in tenant and service areas.

         C.       Quarterly

                  1. Strip and wax all vinyl tile flooring in tenant and service areas.

                  2.       Vacuum upholstered chairs.

II.      Lavatories

         A.       Nightly

                  1.       Empty waste and sanitary napkin disposal receptacles.

                  2.       Replace plastic liners as required.

                  3.       Clean commodes and urinals with a disinfectant.

                  4.       Clean washbowls with a scouring powder.

                  5.       Polish mirrors.

                  6.       Polish all brightwork.

                  7.       Spot clean ceramic tile walls and metal
                           partitions.

                  8. Floors to be swept, wet mopped and rinsed, using a disinfectant detergent.

                  9. Fill all towel, toilet issue, sanitary napkin and hand soap dispensers.

         B.       Monthly

                  1. Wash and disinfect ceramic tile walls and metal partitions.

                  2. Wash interior of waste and sanitary napkin disposal containers.

                                   Exhibit "E"

                             Rating Level Multiplier


         For purposes of Section 2.6 of the Lease:


               If HET's Corporate           . . . then the
               Credit Rating is . . .       Rating Level Multiplier is:

               BBB                          0

               BB                           1.0

               B                            2.0

               CCC                          3.0

               CC or lower                  4.0

                                   Exhibit "F"

                                   [RESERVED]

                                   Exhibit "G"

                    Tenant Design and Construction Standards


         Tenant agrees to furnish Landlord the following information in drawings, in accordance with the below-listed schedules.

1.       PRELIMINARY DRAWINGS

         No later than four (4) weeks prior to the projected construction commencement date, Tenant shall furnish Landlord one (1) sepia and six (6) complete sets of prints of -" scale preliminary drawings showing at least the following information:

         a. Floor plan including furniture layout, partition layout, door layout, power and telephone outlet locations, items above standard finish, floor loading information beyond 70 psf, etc.

         b. Reflected ceiling plan including lighting layout, exit signs, registers, grilles, diffusers, exhaust fans, ceiling breaks, etc.

         c. Written scope sheet of special Tenant mechanical and electrical requirements and/or custom construction and finish requirements.

         d.       Take-off sheet of building standard items shall be used.

2.       ARCHITECTURAL WORKING DRAWINGS FOR CONSTRUCTION

         No later than two (2) weeks prior to the projected construction commencement date, Tenant shall furnish Landlord two (2) background mylars of the partition and ceiling plans and one (1) sepia and two (2) sets of prints of complete -" scale working drawings on or before showing at least the following information and marked "issued for engineering and Landlord review":

         a. Location and type of all partitions and doors (specify hardware and provide keying schedule), glass partitions, windows and glass doors (indicate framing sections if not building standard).

         b. Indication of all critical dimensions necessary for construction.

         c. Location of telephone equipment room accompanied by an approval of the telephone company.

         d. Location of all building standard and above building standard electrical items including outlets, switches, telephone outlets and lighting.

         e. Location and type of equipment that require special electrical; requirements including manufacturer's specifications for use and operations.

         f. Location, weight per square foot and description of any exceptionally heavy equipment or filing system exceeding 75 psf live load including 20 psf for partitions.

         g. Requirements for special air conditioning or ventilation including occupancy information for each room and space.

         h. Type and color of floor covering, wall covering, and building standard and above-building standard paint or finishes.

         i. Requirements for special plumbing including all line sizes, fixtures and specifications.

         j. Location and type of kitchen equipment including specifications.

         k.       Details showing:

                  (1)      Construction of all partition types;

                  (2) Head, jamb and sill sections with elevations for all door types;

                  (3) Shelving, cabinet work and architectural millwork with dimensions and dimensions of all equipment to be built in;

                  (4) Special corridor entrance with framing and support requirements; and

                  (5) Bracing or support of special walls, glass partitions, drapery track, etc.

3.       MECHANICAL/ELECTRICAL WORKING DRAWINGS FOR CONSTRUCTION

         No later than two (2) weeks prior to the projected construction commencement date, Tenant shall furnish two (2) sets of prints of -" scale mechanical/electrical working drawings which, among other things, shall identify requirements beyond the building standard scope.

4. Within ten (10) days after the furnishing of any such drawings by Tenant, Landlord shall approve, disapprove, or request further information concerning the drawings submitted, indicating the reason for any disapproval and specifying clearly the nature and scope of any request for further information. In all events, Landlord shall use good faith efforts to respond to such submissions by Tenant expeditiously so as to not delay unnecessarily Tenant's construction of Alterations.

5. Tenant shall be responsible for obtaining city review and approval of preliminary drawings (as referred to in paragraph 1 above). Tenant shall make application and obtain a city building permit.

                                   Exhibit "H"

                               First American SNDA

             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
                                 Building No. 1

         THIS AGREEMENT, made as of the ----- day of October, 1999, by FIRST AMERICAN NATIONAL BANK, with a place of business at 6000 Poplar Avenue, Suite 300, Memphis, Tennessee 38119 ("Mortgagee") and Harrah's Operating Company, Inc., a Delaware corporation, having an office address at 5100 West Sahara Avenue, Suite 200, Las Vegas, NV 89146 ("Tenant").

                                   WITNESSETH:

         WHEREAS, Mortgagee has entered into, or is about to enter into, a mortgage loan transaction with RBM Cherry Road Partners, a Tennessee general partnership, having an office address of 5810 Shelby Oaks Drive, Memphis, TN 38134 ("Landlord"); and

         WHEREAS, Mortgagee is, or is to become, the beneficiary of a Deed of Trust, Assignment of Rents and Security Agreement (said Deed of Trust, Assignment of Rents and Security Agreement being hereinafter referred to as the "Mortgage") covering that certain parcel of land owned by Landlord and described on Exhibit "A" annexed hereto and made a part hereof, together with the improvements erected thereon (said parcel of land and improvements thereon being commonly known as 1023 Cherry Road, Memphis, TN 38117, hereinafter called the "Improvements"); and

         WHEREAS, by a certain Lease entered into between Landlord and Tenant dated as of October 25, 1999 ("Lease"), Landlord leased to Tenant a portion of the Improvements, to wit, the premises designated as floors one (1) through three (3) of the three-story office building located at 1023 Cherry Road, Memphis, TN 38117, generally depicted on Exhibit "B" annexed hereto and made a part hereof (said premises being hereinafter called the "Demised Premises"); and

         WHEREAS, a copy of the Lease has been delivered to Mortgagee, the receipt of which is hereby acknowledged; and

         WHEREAS, the parties hereto desire to effect the subordination of the Lease to the Mortgage and to provide for the non-disturbance of Tenant by the holder of the Mortgage.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto intending to be legally bound hereby agree as follows:

         1. Mortgagee hereby consents to and approves the Lease and the term thereof, including any options to extend the term as set forth in the Lease, and covenants and agrees that the exercise by Tenant of any of the rights, remedies, and options therein contained shall not constitute a default under the Mortgage.

         2. Tenant covenants and agrees with Mortgagee that the Lease is hereby made, and shall continue hereafter to be, subject and subordinate to the lien of the Mortgage, and to all modifications and extensions thereof, with the same force and effect as if the Mortgage had been executed and delivered prior to the execution and delivery of the Lease and without regard to the order of priority of recording the Mortgage, subject, however, to the provisions of this Agreement. Tenant shall take such steps and execute such documents from time to time hereafter as Mortgagee may reasonably request in order to carry into effect the provisions and intent of this Agreement and to confirm the subordination of the Lease to the lien of the Mortgage subject to the terms hereof.

         3. Tenant certifies that the Lease is presently in full force and effect and unmodified and Tenant as of this date has no knowledge of any default, charge, lien or claim of offset under the Lease.

         4. The Tenant shall deliver to Mortgagee, within thirty (30) days after receipt of a written request for same, further certifications that (i) the Lease is then in full force and effect; (ii) there have been no modifications to the Lease (except those specified therein); (iii) there is then no default, charge, lien or claim of offset under the Lease (or stating any of the same which may be claimed or known); (iv) not more than one month's installment of rent has been paid in advance of the due date (or stating any such other payments, if made); and (v) such other information as Mortgagee may reasonably request. For so long as Tenant is not in default under the terms of the Lease and the Lease shall be in full force and effect, Mortgagee agrees that:

                  (a) Except as may be procedurally required by law, Tenant shall not be named or joined as a party or otherwise in any suit, action or proceeding for the foreclosure of the Mortgage or to enforce any rights under the Mortgage or note or other obligation secured thereby. Nothing hereinabove shall prohibit or prevent the Mortgagee from suing the Tenant for any default (as defined in the Lease) by Tenant under the Lease.

                  (b) The possession by Tenant of the Demised Premises and Tenant's rights thereto shall not be disturbed, affected or impaired by, nor will the Lease, Tenant's rights thereunder, or the term thereof be terminated or otherwise affected (i) by any suit, action or proceeding upon the Mortgage or note or other obligation secured thereby, or for the foreclosure of the Mortgage or the enforcement of any rights under the Mortgage or any other documents held by the holder of the Mortgage, or (ii) by any judicial sale or execution or other sale of the Demised Premises in connection with the Mortgage, or any deed given in lieu of foreclosure, or (iii) by any default under the Mortgage or note or other obligation secured thereby.

                  (c) Neither the Mortgage nor any other security instrument executed in connection therewith shall cover or be construed as subjecting in any manner to the lien thereof, any trade fixtures, equipment, inventory or other personal property at any time furnished or installed by or for Tenant in the Demised Premises unless the same are permanently affixed to the real estate thereof. Tenant agrees that upon removal of any of its trade fixtures, equipment, inventory or other personal property at any time furnished or installed by or for Tenant in the Demised Premises, Tenant shall, at its expense, repair all damage to the Demised Premises caused by any such removal.

         5. If Mortgagee or any future holder of the Mortgage shall become the owner of the Improvements by reason of foreclosure of the Mortgage or otherwise, or if the Improvements shall be sold as a result of any action or proceeding to foreclose the Mortgage, or transfer of ownership by deed given in lieu of foreclosure, the Lease shall continue in full force and effect, without necessity for executing any new lease, as a direct lease between Tenant and the then owner of the Improvements, as

"Landlord," upon all of the same terms, covenants, and provisions contained in the Lease, and in such event:

                  (a) Tenant shall be bound to such new owner under all of the terms, covenants, and provisions of the Lease for the remainder of the term thereof (including also any extension periods, if Tenant elects or has elected to exercise its option to extend the term) and Tenant hereby agrees to attorn to such new owner and to recognize such new owner as "Landlord" under the Lease; and

                  (b) Such new owner shall be bound to Tenant under all of the terms, covenants, and provisions of the Lease for the remainder of the term thereof (including also any extension periods, if Tenant elects or has elected to exercise its options to extend the term) which such new owner hereby agrees to assume and perform; and Tenant shall, from and after the date such new owner succeeds to the interest of "Landlord" under the Lease, have the same remedies against such new owner for any subsequently occurring breach of any covenant contained in the Lease as Tenant might have had under the Lease against Landlord if such new owner had not succeeded to the interest of Landlord, provided, however, that such new owner shall not (i) be bound by any rent or additional rent which Tenant might have paid for more than one month in advance to any prior landlord (including Landlord); or (ii) be bound by any amendment or modification of the Lease made without its consent.

         6. Any notices or communications given under this Agreement shall be in writing and shall be given by certified mail, return receipt requested, postage prepaid, (a) if to Mortgagee, at the address for Mortgagee hereinabove set forth or at such other address as Mortgagee may designate by notice to Tenant, or (b) if to Tenant, at the address of Tenant as hereinabove set forth or at such address as Tenant may designate by notice to Mortgagee.

         7. Tenant agrees, by notice given in the manner provided in the Lease, to give to Mortgagee at the address provided above a copy of any notice of default served upon the Landlord by Tenant. Tenant shall give such notice to Mortgagee simultaneously with the giving of any such notice of default to Landlord. Tenant further agrees that if Landlord shall have failed to cure any such default within such time as may be provided for in the

Lease, then Tenant shall give Mortgagee written notice of such failure and Mortgagee shall have an additional forty-five (45) days from receipt of such notice within which to cure such default, or if such default cannot be cured within that time, then within such additional time as may be necessary if within such forty-five (45) days Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure); and in such event the Lease shall not be terminated and Tenant shall not be excused or released from the timely performance and payment of all of Tenant's obligations under the Lease, without setoff or deduction, while such remedies are being so diligently pursued by Mortgagee. Mortgagee shall not be deemed, as a result of any such curing or attempted curing, to have assumed or become personally liable for Landlord's obligations under the Lease.

         8. Upon notification by Mortgagee to the Tenant of the exercise of Mortgagee's rights under the Mortgage to receive direct payment of rents or other charges, Tenant shall pay rent and any other sums payable under the terms of the Lease directly to Mortgagee. Notwithstanding the Tenant's payment to Mortgagee of the rent and other sums payable under the terms of the Lease, Tenant hereby acknowledges and agrees that Mortgagee shall have no duties or obligations with respect to the Lease until Mortgagee has notified Tenant of Mortgagee's assumption of the Landlord's obligations under the Lease.

         9. This Agreement shall bind and inure to the benefit of and be binding upon and enforceable by the parties hereto and their respective successors and assigns.

        10. This Agreement contains the entire agreement between the parties and cannot be changed, modified, waived, or cancelled except by an agreement in writing executed by the parties against whom enforcement of such modification, change, waiver or cancellation is sought.

        11. This Agreement and the covenants herein contained are intended to run with and bind all lands affected thereby.

        12. Any notices sent to Mortgagee herein shall include a copy to: J. Philip Jones, Esq., Martin, Tate, Morrow & Marston, P.C., 6000 Poplar Avenue, Suite 340, Memphis, TN 38119-3971.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                   MORTGAGEE:

                                   FIRST AMERICAN NATIONAL BANK

                                   By:-----------------------------

                                   Title:--------------------------

                                   TENANT:

                                   HARRAH'S OPERATING COMPANY, INC.

                                   By:-----------------------------

                                   Title:--------------------------

STATE OF TENNESSEE
COUNTY OF SHELBY

        Before me, a Notary Public, of the State and County aforesaid, personally appeared --------------------, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself/herself to be the ---------------------- of First American National Bank, the within named bargainor, a national banking association, and that he/she as such officer, being authorized so to do, executed the foregoing instrument for the purpose therein contained, by signing the name of the association by himself/herself as such officer.

        WITNESS my hand and official seal this -----day of --------, 199--.


                                  ----------------------------
                                  NOTARY PUBLIC

My commission expires:

----------------------

STATE OF ----------------------
COUNTY OF ---------------------

        Before me, a Notary Public, of the State and County aforesaid, personally appeared --------------------, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence) and who, upon oath, acknowledged himself/herself to be the ------------------- of HARRAH'S OPERATING COMPANY, INC., the within named bargainor, a Delaware corporation, and that he/she as such officer, being authorized so to do, executed the foregoing instrument for the purpose therein contained by signing the name of the corporation by himself/herself as such officer.

        WITNESS my hand and seal at office this ---- day of --------, 199--.


                                  ----------------------------
                                  NOTARY PUBLIC

My commission expires:

                                   Exhibit "I"

                Memphis and Shelby County Land Use Control Board
                     - Staff Report #16 Correspondence Item,
                              Case No.: P.D. 93-322
                        L.U.C.B. Meeting October 14, 1999